UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Albany International Corp.
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March [__], 2023

To the Stockholders of Albany International Corp.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Albany International Corp., which will be held virtually at 9:00 a.m. on Friday, May 12, 2023. You will be able to attend the Annual Meeting by visiting https://www.meetnow.global/MW4GHLL.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, you are urged to vote and submit your proxy promptly by phone, online, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2022, also accompanies these materials.

Sincerely yours,

ERLAND E. KAILBOURNE	A. WILLIAM HIGGINS
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL CORP.
216 Airport Drive, Rochester, New Hampshire 03867
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2023
The Annual Meeting of Stockholders of Albany International Corp. will be held on Friday, May 12, 2023, at 9:00 a.m. Eastern Time, for the following purposes:

1.To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;

2.to ratify the appointment of KPMG as our independent auditor;

3.to approve, by nonbinding advisory vote, executive compensation;

4.to recommend, by non-binding advisory vote, the frequency of stockholder voting on executive compensation;

5.to approve the Company's 2023 Long Term Incentive Plan;

6.to approve the adoption of the Second Amended and Restated Certificate of Incorporation; and

7.to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. To be admitted to the Annual Meeting please visit https://www.meetnow.global/MW4GHLL. No password is needed. There is no physical location for the Annual Meeting.

If you are a registered holder of Company shares (i.e., you hold your shares through our transfer agent, Computershare), please follow the instructions on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold your shares through an intermediary (i.e., a broker, bank or other financial institution), you must register in advance to attend, vote, and submit questions or comments at the Annual Meeting online. (See “Instructions/Q&A Section” beginning on page 2.)

Only stockholders of record at the close of business on March 17, 2023, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience by telephone, online, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

JOSEPH M. GAUG
Secretary
March [__], 2023

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. (“the Company”), 216 Airport Drive, Rochester, New Hampshire, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 12, 2023, and at any adjournment or adjournments thereof.
GENERAL INFORMATION
Annual Meeting
We have again decided to hold the Annual Meeting virtually this year.
Voting Procedures
Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which we did not have notice prior to February 22, 2023, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting, or any other matters as may properly come before the meeting. A proxy may be revoked at any time prior to the voting thereof.

If a stockholder is a participant in our Dividend Reinvestment Plan (sponsored by our transfer agent, Computershare) or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 p.m. Eastern Time on May 8, 2023.
This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about March 30, 2023.
The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are holders of record at the close of business on March 17, 2023, of the Company’s Class A and Class B Common Stock outstanding on such date. As of March 17, 2023, there were [____] shares of the Company’s Class A Common Stock outstanding but NO shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote.
Any shareholder attending this year's virtual Annual Meeting will be considered “present” and “in person”. Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors. A majority of the voting power of our Class A Common Stock and Class B Common Stock present in person or by proxy, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Under New York Stock Exchange (“NYSE”) rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or other matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. In such a case, broker “nonvotes” are treated as shares that are present at the meeting but are not eligible to vote. The Company anticipates that brokerage firms will be able to vote in their discretion only on the proposal to ratify the selection of KPMG LLP as independent auditor. Broker “nonvotes” will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is present.

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting?

A:	The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually and submit your questions during the meeting by visiting https://www.meetnow.global/MW4GHLL. No password is needed. You also will be able to vote your shares online by attending the Annual Meeting virtually.

To participate in the Annual Meeting, you will need your 15-digit control number. Please carefully review the information included on your proxy card and on your Notice Regarding the Availability of Proxy Materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions outlined in this proxy statement.

Q:	How do I register to virtually attend the Annual Meeting?

A:	If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the proxy card or Notice Regarding the Availability of Proxy Materials that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend, vote, and submit questions at the Annual Meeting online.

To register to attend the Annual Meeting virtually, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 5, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare at the following:

By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail
Computershare
ALBANY INTERNATIONAL Legal Proxy
P.O. Box 43006
Providence, RI 02940-3001

Q:	How can I submit questions if I attend the Annual Meeting virtually?

A:
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the Annual Meeting, you may do so at https://www.meetnow.global/MW4GHLL. No password is needed, but you will need your 15-digit control number found on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold our shares through a broker, you must register in advance using the instructions above.

If you want to submit a question before or during the Annual Meeting, you may do so by logging into the virtual meeting platform at https://www.meetnow.global/MW4GHLL, entering your 15-digital control number, and clicking on the Q/A icon on the right side of the page. Enter your question in the box and click send.

Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at https://www.meetnow.global/MW4GHLL.

Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://www.meetnow.global/MW4GHLL. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:	The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. For further assistance should you need it, you may call local 1-888-724-2416 or international +1 781-575-2748.

SUMMARY OF SHAREHOLDER VOTING MATTERS

Voting Matters		Board Vote Recommendation	See Page
Item 1	Election of Directors	FOR EACH NOMINEE	14
Item 2	Ratification of Independent Auditors	FOR	21
Item 3	Advisory Vote on Executive Compensation	FOR	49
Item 4	Advisory Vote on Frequency of Say on Pay Vote	ANNUALLY	50
Item 5	Approval of 2023 Long Term Incentive Plan	FOR	51
Item 6	Approval of Second Amended and Restated Certificate of Incorporation	FOR	58

DIRECTOR NOMINEES

Name	Age	Director Since	Experience	Committee Membership	Other Public Company Boards
Erland E. Kailbourne	81	1999	Retired Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc.	Compensation, Governance	Rand Capital Corporation
John R. Scannell	59	2012	Retired Chief Executive Officer of Moog Inc., current Chairman of the Board	Compensation	Moog, Inc., M&T Bank
Katharine L. Plourde	71	2013	Former principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc.	Governance (Chair), Audit
A. William Higgins	64	2016	President & Chief Executive officer of Albany International Corp.; Former Chairman, Chief Executive Officer and President of CIRCOR International, Inc.		Kaman Corporation
Kenneth W. Krueger	66	2016	Former interim President and Chief Executive Officer of Manitowoc Company, Inc., former Chief Operating Officer of Bucyrus International, Inc.,	Audit (Chair), Governance	Manitowoc Company, Inc., Douglas Dynamics, LLC
Mark J. Murphy	55	2020	Chief Financial Officer of Micron Technology, former CFO, Qorvo, Inc., former CFO, Delphi Automotive, PLC, and former President, Praxair Surface Technologies.	Governance, Audit
J. Michael McQuade	67	2020	Strategic advisor to the President, Carnegie Mellon University, former Vice President for Research at Carnegie Mellon University, former Senior Vice President, Science & Technology at United Technologies Company	Compensation (Chair)
Christina M. Alvord	55	2022	Former President, Southern and Gulf Coast Division, Vulcan Materials Company, Former President, Middle River Aircraft Systems (GE Aviation)	Compensation	Apogee Enterprises, Piedmont Lithium
Russell E. Toney	53	2022	President, Specialty Products Group, Dover Corporation, former Senior Vice President, Global Sourcing, Dover Corporation	Compensation

EXECUTIVE SUMMARY

At Albany International Corp. we develop and produce world-class highly engineered components and custom process solutions that improve efficiency, quality, and cost for our customers in the aerospace, paper and process industries. We do this by leveraging innovation leadership, operational excellence and the expertise of our diverse, engaged and talented global team. We are committed to driving sustainably positive results for our Company and for all of our stakeholders through consistent investment in talent and technology. Our core values are:
Safety Before all else, be safe.
Accountability Own your actions, decisions and results.
Integrity Do what’s right every time.
Respect Treat others as they want to be treated.
Passion Be determined and persistent to attain excellence.
Innovation Challenge assumptions to deliver the best solutions

BUSINESS HIGHLIGHTS

Years Ended December 31st	2022	2021	2020
US $Million, except per share data

Net Sales	$1,034.9	$929.2	$900.6

Operating Income	$181.0	$178.0	$166.1

Net Income Attributable to the Company	$98.5	$118.5	$98.6

Earnings Per Share – Basic	$3.06	$3.66	$3.05

Earnings Per Share - Diluted	$3.04	$3.65	$3.05

Executing on our vision and strategy, we were able to deliver solid results for our stockholders in 2022. Our employees continued to meet the challenges caused by the global COVID 19 pandemic, rising inflation, and supply chain disruption. We responded resiliently to the impacts to geopolitical uncertainties, our decision to exit the Russian market, the lockdowns in China, and other macroeconomic issues in the markets we serve. We achieved net sales of $1,035 million, operating income of $181 million, and net income of $98.5 million resulting in basic earnings per share of $3.06. As we enter 2023, we remain committed to a disciplined capital allocation strategy focused on investing in our businesses, maintaining a sustainable dividend, opportunistic share buybacks, and, if presented, the pursuit of strategic investments and acquisitions that will generate acceptable returns on our invested capital.

CORPORATE GOVERNANCE HIGHLIGHTS

At Albany International Corp. we believe good corporate governance creates long-term value for our stockholders and strengthens our relationships with other stakeholders. We are, therefore, committed to best corporate governance practices. In that regard, our corporate governance practices are dynamic and reflect the Board’s continual review of emerging best practices and their impact and effectiveness.
As part of this dynamic process, during 2022 the Board amended and updated its corporate governance guidelines to include (1) an enhanced Director overboarding policy, (2) a statement of factors taken into consideration when evaluating Director candidates, including experience, diversity and independence, and (3) the recognition of the Board’s role in reviewing management’s Environmental, Social and Governance (“ESG”) strategies and its oversight of cybersecurity risks. In line with those changes, we welcomed two new directors meeting those factors and qualifications, and revised the Charters of the Governance and Audit Committees of the Board of Directors to establish the former Committee’s role and responsibilities with regard to ESG, and the latter's relative to cybersecurity.

Independent Oversight	Accountability
•8 of 9 Directors are independent
•Non-executive Chairman
•All independent committees
•All members of the Audit Committee are financial experts
•Private executive session for all independent Directors during each regularly scheduled Board meeting

•Annual Election of all Directors
•Annual Board and Committee self-evaluations
•Annual advisory vote on executive compensation
•Stock ownership and retention guidelines
•Prohibition on hedging, pledging and other transactions
•Corporate Governance Guidelines with overboarding policy

100% attendance at all Board and Committee meetings in 2022

CORPORATE RESPONSIBILITY HIGHLIGHTS

We are committed to sustainable practices in our business, our work environment, and in our communities. We are guided by our core values of safety, accountability, integrity, respect, passion and innovation. These values are embedded in the way we do business and how we treat one another, our customers, our suppliers and partners, and the communities in which we live and work.
By living our values, we strive to make a positive impact on the world and advance our three core sustainability pillars of
(1)    Respect for our people and communities,
(2)    Accountability for our role as environmental stewards, and
(3)    Integrity in how we govern our business.
We believe that there is the right way to do business, which is essential for building long-term value for our stakeholders and ensuring Albany’s long-term success. Detailed information about our ESG initiatives and accomplishments can be found in our Sustainability reports and other disclosures in the corporate citizenship section of our website:
www.albint.com/en-us/company/Pages/CorporateCitizenship.aspx.

Noteworthy initiatives and accomplishments include:
The continuing work of the Albany Sustainability Council, a group of cross functional leaders, with global representation across the company, focused on implementing the three pillars of sustainability;
The creation of our Environmental Policy and Standard, geared toward the measurement and management of greenhouse gas emissions;
The adoption of and disclosure of ESG metric aligned with the SASB standard for the Industrial Machinery & Goods Industry, and supplemented with the SASB Aerospace & Defense Industry standard;
The continued growth of our mentoring, coaching and intern programs – in 2022, 14% of our interns joined the Company as full time employees following their graduation
World class results from an unwavering focus on safety - a worldwide Total Recordable Incident Rate of 0.48 in 2022;
A global voluntary turnover rate of only 6.3% in 2022;
The efforts of our Diversity, Equity & Inclusion (DE&I) Council, which have resulted in, among other things, an internal social network focus on DE&I, local DE&I champions, and community activities. In 2022 26.3% of our global workforce were woman and 25.8% of our U.S. workforce were minorities;
The rollout of a revised and updated Business Ethics Policy, with 100% participation in related training.

CORPORATE GOVERNANCE AT ALBANY INTERNATIONAL

BOARD LEADERSHIP STRUCTURE

Since becoming a public company in 1984, the Company has at times operated under a board leadership structure with the roles of Chief Executive Officer and Board Chairman combined, while at other times the positions of the Chairman and the top executive officer have been separated. At certain times during which the Chief Executive Officer also served as Chairman, a non-management Board member has served as Lead Director. A non-management independent Board member has served as Board Chairman since 2008.

The Board of Directors expects the Chairman of the Board to:

•function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board;
•preside over meetings of, and provide leadership to, the non-management members of the Board; and
•set Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary.

Other responsibilities of the Chairman are described in the Company’s Corporate Governance Guidelines. The Chairman is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chairman. (Currently there is no Vice Chairman of the Board.) The Board has found that having a non-management director function in this role, whether as a “lead director” or as Chairman, facilitates communication, helps ensure that issues of concern to non-management directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership structure has served the Company well, allowing the Chief Executive Officer to devote his attention to the management of the Company during what has been a challenging and dynamic period. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate, it is possible that alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, could be appropriate for the Company under different circumstances.
RISK OVERSIGHT

The Board of Directors oversees the Company’s risk management processes. The Company’s Chief Executive Officer and Chief Financial Officer review with the Board, at each regularly scheduled quarterly meeting, the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks. This review is supported by periodic (but no less than quarterly) formal reviews by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer. The Board requests that management, from time to time, supplement these quarterly reviews with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions. The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes. The Audit Committee is responsible for assisting the Board in its oversight of the Company’s risk management processes. The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company’s internal audit function and the independent auditor. The Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. Each year, the Committee also reviews the results of management’s annual fraud risk assessment. It also regularly reviews and discusses cyber-security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission (“SEC”) before such filings are made. Each year, the Compensation Committee assesses compensation-related risks to the Company.

Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.
DIRECTOR INDEPENDENCE

The corporate governance standards of the NYSE (“NYSE Standards”) require that a majority of our Board consist of independent directors. In general, the NYSE Standards require that an independent director must have no material relationship with the Company, except as a director. Our Board reviews any business transactions and charitable relationships between the Company and each director to determine whether any such material relationship exists, and to evaluate whether there are any other facts or circumstances that might impact a determination of the independence of such director. Based on its review, our Board has determined that all Board members, other than President and CEO A. William Higgins, are independent under the NYSE Standards. Our Board has appointed only independent directors to our Audit Committee, Compensation Committee and Governance Committee in accordance with the independence requirements set forth in NYSE Standards.

The Board of Directors has also determined that all of the members of the Audit Committee are independent under the separate independence standards set forth in SEC Rule 10A-3. The Board is not required to make this determination with respect to any other director, and it has not done so.
MEETING ATTENDANCE

The Board of Directors met five times in 2022. Each incumbent director attended (in person or by video) 100% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting. All of the candidates for election to the Board of Directors who were also candidates in 2022 attended the 2022 Annual Meeting of Stockholders.
NON-MANAGEMENT DIRECTORS

Meetings of the “non-management” directors, as defined by the NYSE Standards, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current non-management directors are all of the directors other than Mr. Higgins. Meetings of the non-management directors during 2022 were chaired by the Chairman. The Chairman also acts as a liaison between the directors and the Chief Executive Officer and facilitates communication among the directors. Interested persons may communicate with the Chairman and the non-management directors by writing to: Chairman, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.
BOARD COMMITTEES

The Board assigns responsibilities and delegates authority to its committees, which regularly report on their activities and actions to the Board. The Board has determined that each current member of each committee is “independent” within the meaning of the NYSE Standards and the Guidelines and meets any applicable additional committee-specific independence requirements. The standing committees of the Board of Directors are the Governance Committee, the Audit Committee, and the Compensation Committee. The purpose and principal responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found in the Corporate Governance section of our website (www.albint.com).

Governance Committee	Purpose: to provide leadership to the Board in the development and maintenance of an effective corporate governance structure and process
Members: Katharine L. Plourde, Chair Kenneth W. Krueger Mark J. Murphy
Principal Responsibilities:

•reviews and recommends changes to the Company’s Corporate Governance Guidelines and governance and management structure;
•evaluates the effectiveness of the Board of Directors, its committees, and the directors;
•recommends to the Board of Directors the persons to be nominated for election as directors; and
•reviews management succession planning; and
•reviews with management the Company's ESG strategy, initiatives and policies.

Meetings in 2022: 4
Attendance: 100%

Directors Plourde, Krueger and Murphy each served on the Governance Committee during all of 2022.

The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds taking into consideration such factors as experience, diversity, and, for non-management directors, independence. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.
The Governance Committee employs professional consultants for this purpose, and members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members, and at times Korn Ferry has supplemented the work of G. Fleck/Board Services as needed.
Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.
All of the nominees for election as directors at the 2023 Annual Meeting are current Board members standing for election or reelection by the stockholders.

Audit Committee

Purpose: to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:

• the integrity of our financial statements, financial reporting process, and internal controls;
• the performance of our internal audit function;
• our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and
• the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

Members: Kenneth W. Krueger, Chair Katharine L. Plourde Mark J. Murphy

Principal Responsibilities:

•reviewing and discussing with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;
•after the completion of each annual audit, and before the filing of the Form 10-K, reviewing and discussing with the independent auditors, the head of internal audit, and senior management, among other things: (1) any significant audit findings, and management’s responses to such findings, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;
•periodically reviewing and discussing with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls;
•periodically reviewing, evaluating and discussing with management the qualifications, performance and depth of the Company’s financial personnel; and
• review with management the Company's strategy, initiatives and policies relating to cyber security.

Meetings in 2022: 8
Attendance: 100%

Directors Krueger, Plourde and Murphy each served on the Audit Committee during all of 2022.
The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that impairs his or her independence, or that would preclude a determination of independence, and, on that basis, has determined that each of them is independent under the NYSE Standards as well as the additional requirements of SEC Rule 10A-3. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee. The Board of Directors has also determined that each member of the Audit Committee is a “financial expert” as that term is defined in Item 401 of Regulation SK of the Securities and Exchange Commission.
The Board of Directors believes that each of the current members of the Audit Committee is well qualified to perform the functions for which the Committee is responsible.

Compensation Committee	Purpose: generally responsible for determining the compensation of the Company’s Directors, Chief Executive Officer and other senior executive officers of the Company
Members: J. Michael McQuade, Chair John R. Scannell Erland E. Kailbourne Christina M. Alvord Russell E.Toney

Principal Responsibilities:

•assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans;
•administer (or oversees the administration by management of) pension and other employee benefit plans;
•approve grants and awards under our incentive plans;
•oversee the compliance of such programs and policies with applicable legal requirements

Meetings in 2022: 4
Attendance: 100%

Compensation Committee Interlocks and Insider Participation
Directors Kailbourne, Scannell and McQuade all served on the Compensation Committee during all of 2022, with Dr. McQuade succeeding Director Kailbourne as Chair in May 2022. Director Alvord became a member of the Committee when she was elected to the Board of Directors in February 2022. Director Toney became a member of the Committee when he was elected to the Board of Directors in March 2022. No member of the Committee was an employee during 2022.

ITEM 1
ELECTION OF DIRECTORS

All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to our By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2023 Annual Meeting of Stockholders, shall be nine. Accordingly, the number of directors to be elected at the 2023 Annual Meeting of Stockholders is nine. The Board of Directors has nominated for election the nine persons listed below. All of the nominees are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the nine persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.

Age: 81 Director Since: 1999 Chairman Since: 2020
ERLAND E. KAILBOURNE

Erland E. Kailbourne previously served as Chairman from May 2008 until February 2019. He resumed the position in January 2020. Mr. Kailbourne retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997, and also served as Vice Chairman of the State University of New York from 1995 until 1999. He is a director of Rand Capital Corporation, where he is chair of the Audit Committee and member of the Governance Committee. He is also a director of the two insurance companies that comprise the Allegany Insurance Group, and a director of REV LNG Holdings, LLC and REV LNG, LLC.. Mr. Kailbourne’s broad experience as a director on numerous boards of public and private companies and foundations, his 38 years of experience in banking and finance, and his operational experience as chief executive officer of large organizations make him a valuable addition to the board of any public or private company, especially in oversight of risk management, liquidity, and finance matters.

Age: 59 Director Since: 2012
JOHN R. SCANNELL

John R. Scannell serves as Chairman of Moog Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications. He has held this position since January 2014. He served as CEO of Moog, Inc. from January 2011 to his retirement as of February 1, 2023. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was named Moog's Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog's Chief Executive Officer. Mr. Scannell also serves on the Board of M&T Bank. Mr. Scannell's range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of aerospace markets, products, and technologies, make him highly qualified to serve as a Director. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland.

Age: 71 Director Since: 2013
KATHARINE L. PLOURDE

Katharine L. Plourde was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) until November 1997. Since that time, she has engaged in private investing. She previously served as a director of Pall Corporation, a global provider of filtration, separation and purification products and systems, from 1995 until its acquisition by Danaher Corporation in 2015, and of OM Group Inc. (OMG), a provider of specialty chemicals, advanced materials and technologies, from 2002 until OMG was acquired by Apollo Global Management in 2015. She also previously served as lead independent director of OMG and on the audit committees of OMG and Pall. She has also served on the board of directors of Evercore Equity Fund, a mutual fund, since November 2014. Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Ms. Plourde's years of service on the nominating/governance committees at Pall and OM Group have also given her significant Board governance experience, and contributed to her expertise on governance issues generally.

Age: 64 Director Since: 2016
A. WILLIAM HIGGINS

A. William Higgins has been President and CEO of the Company since January 20, 2020. He previously served as Chairman of the Board from February 2019 until January 20, 2020. Mr. Higgins currently serves as a director of Kaman Corporation, a diversified aerospace, defense, industrial and medical company, where he is a member of the finance, compensation and corporate governance committees. He previously served on the board of Bristow Group Inc., a global industrial aviation services provider, from 2016 until October 2019. (Bristow filed a pre-negotiated Chapter 11 plan of reorganization in May, 2019, from which it successfully emerged in October, 2019.) He served as Chairman, Chief Executive Officer and President of CIRCOR International, Inc. from 2008 to 2012. Prior to March 2008, Higgins held the offices of President and Chief Operating Officer and Executive Vice President and Chief Operating Officer of CIRCOR. Prior to joining CIRCOR in 2005, he spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal. Mr. Higgins's professional background as a chief operating officer, president, chief executive officer and chairman of a public company, as well as his prior experience at Honeywell and Allied Signal, provides the Board with additional valuable perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, and the aerospace and defense industries.

Age: 66 Director Since: 2016
KENNETH W. KRUEGER

Kenneth W. Krueger currently serves as the Chairman of the Board of Manitowoc Company, Inc. He has been a member of the Manitowoc Board of Directors since 2004. From October 2015 until March 2016, he also served as Manitowoc's interim President and CEO. Mr. Krueger served as Chief Operating Officer of Bucyrus International, Inc., a global manufacturer of mining equipment, from 2006 to 2009, having previously served as Executive Vice President from 2005 to 2006. Mr. Krueger also served as Senior Vice President and Chief Financial Officer of A.O. Smith Corp., a global manufacturer of water heating and treatment systems, from 2000 to 2005, and as Vice President, Finance and Planning for the Hydraulics, Semiconductor and Specialty Controls business segment of Eaton Corporation in 1999 and 2000. Mr. Krueger has served as a director of Douglas Dynamics, Inc. since 2012, where he is currently chair of the audit committee and also serves on the compensation and nominating and governance committees. Mr. Krueger's contributions to the Company's Board include his experience as a chief operating officer, chief executive officer and chairman of a public company, his board experience at other public companies, and his prior treasury and financial reporting experience.

Age: 55 Director Since: 2020
MARK J. MURPHY

Mark J. Murphy is the Chief Financial Officer of Micron Technology, Inc. (NASDAQ:MU), a world leader in innovative memory and storage solutions. Mr. Murphy joined Micron as CFO in April 2022 and is responsible for all financial functions including tax, treasury, internal audit and investor relations. From June 2016 until joining Micron, Mr. Murphy was the Chief Financial Officer of Qorvo, Inc., a leading provider of wireless and wired connectivity solutions, where he was responsible for all financial functions, information technology and corporate strategy. He was previously executive vice president and CFO of Delphi Automotive, PLC, a supplier of advanced technologies to the automotive industry. Mr. Murphy joined Delphi from Praxair, Inc., a global industrial gas supplier, where he was president of the U.S. Industrial Gases business, and before that, president of Praxair's Surface Technologies and Electronic Materials division. He previously served as senior vice president and CFO of MEMC Electronic Materials, Inc., corporate controller of Praxair, president of Praxair's Electronics division and vice president of finance for Praxair Asia based in Shanghai. Earlier in his career, he served as an infantry officer in the United States Marine Corps. Mr. Murphy's experience as a CFO and general manager in high technology industrial businesses, including those serving aerospace and advanced materials markets, and his extensive experience working in Asia and Europe make him qualified to serve as a director.

Age: 67 Director Since: 2020
J. MICHAEL McQUADE

J. Michael McQuade is a Strategic Advisor to the President at Carnegie Mellon University a private, global research university in Pittsburgh, Pennsylvania. Until July 2021 he was the Vice President for Research at the University. He served on the Defense Innovation Board of the Unites States Department of Defense from 2016 to 2021, the President's Council of Advisors on Science and Technology from 2013 to 2018, and the Secretary of Energy Advisory Board from 2008 to 2016. From 2006 to 2018, he served as Senior Vice President, Science & Technology at United Technologies Company which, prior to its merger with Raytheon Technologies Company, was a diversified company with extensive aerospace operations. From 2002 to 2006, Dr. McQuade was Vice President of 3M Medical Business Unit and from 2000 to 2001 President, Kodak Health Imaging Business Unit and Senior Vice President, Eastman Kodak. Dr. McQuade holds B.S., M.S., and Ph.D. degrees from Carnegie Mellon University. His extensive background in research and development, program management, and innovation are valuable attributes for oversight of the Company’s research and development operations as well as its Albany Engineered Composites segment, which seeks to grow as a key supplier to customers in the aerospace industry.

Age: 56 Director Since: 2022
CHRISTINA M. ALVORD

Christina M. Alvord has been a director of the Company since February 2022. From 2016 to 2021 she served in various roles at Vulcan Materials Company, including President, Southern and Gulf Coast Division, President, Central Division, and Vice President, Performance Improvement. Prior to 2016 Ms. Alvord held various technical and executive leadership positions at the GE Aviation unit of General Electric Company, including General Manager, Turbine Airfoils Center of Excellence, President, Unison Industries, and President, Middle River Aircraft Systems. Ms. Alvord holds a B.S. degree in Political Science, and a B.S. and M.S. degree in Mechanical Engineering, all from Massachusetts Institute of Technology, and an M.B.A. from Harvard Graduate School of Business Administration. She currently serves on the board of directors of Apogee Enterprises and Piedmont Lithium, Inc. Her significant experience in leadership positions in a manufacturing environment and her knowledge of the aerospace industry make her highly qualified to serve as a director and will be valuable attributes contributing to the growth of the Company’s Albany Engineered Composites business segment.

Age: 53 Director Since: 2022
RUSSELL E. TONEY

Russell E. Toney has been a director of the Company since March 2022. Since 2018 he has been President, Specialty Products Group at Dover Corporation, a diversified global manufacturing company. From 2015 to 2018 he served as Dover’s Senior Vice President, Global Sourcing, where he also had responsibility for its Global Innovation center in India. Before joining Dover, Mr. Toney spent 13 years at General Electric Company where he held various sales and leadership positions in its plastics business, as well as supply chain and leadership roles at its energy business. Prior to that, he was a strategy consultant with Boston Consulting Group and worked in engineered and manufacturing roles at Procter & Gamble Company. Mr. Toney holds a B.S. degree in Chemical Engineering from the University of Dayton and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. His experience in sales, operations, supply chain, and strategic consulting, as well as his engineering background, will provide significant insight, making him highly qualified to serve as a director.

The table below summarizes the key experience, qualifications and attributes for each director nominee and highlights the balanced mix of experience, qualifications and attributes of the board as a whole. This high-level summary is not intended to be an exhausted list of each director nominee’s skills or contributions to the board.

	Industry Experience	Public Company Board Experience	Senior Leadership Experience	Finance / Capital Allocation	International Experience	Government and Public Policy	Gender, Ethnic or National Diversity
Erland E. Kailbourne		•	•	•	•	•
John R. Scannell	•	•	•	•	•		•
Katharine L. Plourde		•		•			•
A. William Higgins	•	•	•	•	•
Kenneth W. Krueger		•	•	•	•
Mark. J Murphy	•	•	•	•	•	•
J. Michael McQuade	•		•		•	•
Christina M. Alvord	•	•	•	•		•	•
Russell E. Toney	•		•	•	•		•

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

ALL OF THE NOMINEES FOR ELECTION

DIRECTOR COMPENSATION

It is the goal of the Company to set directors' fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. Effective August 2021, the Board, upon the recommendation of the Compensation Committee (and with the subsequent approval of the Company's stockholders for that portion which is paid in shares of Company Common Stock) and based on benchmark data provided by compensation consultant Pearl Meyer & Partners, approved the following compensation for directors:

Annual Cash Retainer	$75,000
Additional Annual Cash Retainer for Chairman of the Board	$75,000
Additional Annual Cash Retainer for Vice Chairman of the Board	$35,000
Additional Annual Cash Retainer for Audit Committee Chair	$22,000
Additional Annual Cash Retainer for Compensation Committee Chair	$15,000
Additional Annual Cash Retainer for Governance Committee Chair	$12,000
Additional Annual Cash Retainer for Audit Committee Member	$12,000
Additional Annual Cash Retainer for Compensation Committee Member	$7,500
Additional Annual Cash Retainer for Governance Committee Member	$7,000
Annual Equity Grant in the form of Class A Common Stock	$120,000

Directors serving for only a portion of the year receive a pro-rated portion of their applicable compensation. Cash retainer fees are paid in four equal quarterly installments; the annual equity grant is paid shortly after the date of the Annual Meeting of Stockholders to each member who served on the Board during the year in which the meeting was held. A director whose final term ends at the Annual Meeting, or any director first elected at the Annual Meeting, receives one-half of the share retainer; directors elected otherwise than at an Annual Meeting receive a pro-rated portion of the equity grant at the time of appointment.
All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors.

Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. Director Erland Kailbourne is the only current director so eligible.
Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock awarded or acquired until an ownership equal to three (3) times the annual cash and stock retainer is attained.
Meeting and Other Fees. Since May 2018, other than with regard to Special Committees, Directors have not received any additional fees for attendance at meetings or for any other service.

Director 2022 Compensation Earned

Name	Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)		All Other Compensation	Total ($)

Erland E. Kailbourne	138,284	149,966	—	—	1,097	(2)	—	288,250

John R. Scannell	82,543	119,957	—	—	—		—	202,500

Katherine L. Plourde	99,043	119,957	—	—	—		—	219,000

Kenneth W. Krueger	104,043	119,957	—	—	—		—	224,000

Mark J. Murphy	44,000	170,000	—	—	—		—	214,000

J. Michael McQuade	11,310	194,940	—	—	—		—	206,250

Christina M. Alvord	82,543	119,957	—	—	—		—	202,500

Russell E. Toney	61,928	89,947	—	—	—		—	151,875

(1)As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2022.
(2)Increase/(decrease) during 2022 in the actuarial present value of the director's accumulated benefit under the director pension plan described in the narrative preceding this table.

AUDIT COMMITTEE REPORT

The Audit Committee has provided the following report:
The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2022, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.
Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2022 be included in the Company’s Annual Report on Form 10-K for 2022 filed with the Securities and Exchange Commission.
The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Standards, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are “financial experts” as such term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission and are “financially literate” and have “accounting or related financial management expertise.” The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.
The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee:

Kenneth W. Krueger, Chair
Katharine L. Plourde
Mark J. Murphy

ITEM 2
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee appointed KPMG LLP (“KPMG”) as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q during that period.
As stated in the Audit Committee Report above, the Audit Committee has received the communications related to KPMG’s independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.
Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative from KPMG is expected to be available to respond to appropriate questions from stockholders.
The Audit Committee currently expects to take action during the second quarter of 2023 with respect to the appointment of auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ending December 31, 2023, and may issue requests to KPMG and other audit firms for proposals, which the Committee will review before making any appointment. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.
Audit Fees
The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $3,200,000 in 2022 and $3,200,000 in 2021.
Audit-related Fees
The aggregate fees billed by KPMG for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans and a comfort letter related to a secondary offering in 2021, were $128,000 in 2022 and $275,000 in 2021.
Tax Fees
The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning were $100,000 in 2022 and $98,150 in 2021. Billings were were related solely to global mobility services (i.e., expatriates).
All Other Fees
KPMG did not bill for any other products or services not described above in 2022 or 2021.
Preapproval Policy
It is the responsibility of the Company’s Audit Committee to approve all audit and nonaudit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.
The Chairman of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chairman is required to report such preapprovals at the next regular meeting of the Committee.
The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chairman of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.

With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other nonaudit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or nonaudit service shall be reflected in a written engagement letter or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.
None of the 2020 or 2021 services described above was approved by the Audit Committee or its Chairman pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain nonaudit services.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

Other Audit Committee Matters
As part of its oversight of our internal audit function, the Audit Committee reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department at least annually, with input from management and the independent auditor.
The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 62.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s legal department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related-party transactions, and for recommending to the Board whether any such transaction should be ratified or approved.
The Audit Committee is solely responsible, in accordance with the NYSE Standards, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 21.)

Certain Business Relationships and Related Person Transactions
The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company’s Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm’s-length and in the ordinary course, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.
Since January 1, 2022, there have been no transactions involving related persons required to be reported in this proxy statement where the above policy did not require review, approval, or ratification, or where such policy was not followed.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has provided the following report:

The Compensation Committee of the Board of Directors has reviewed with management of the Company the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review, the Committee has approved it, and has recommended to the Board of Directors that it be included in the Company’s Annual Report on Form 10-K and this proxy statement.

J. Michael McQuade, Chair
John R. Scannell
Erland E. Kailbourne
Christina M. Alvord
Russell E. Toney
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This portion of our Proxy Statement describes the 2022 executive compensation program and reports on the compensation earned by and paid to the Company's “named executive officers” in 2022. For 2022 our named executive officers (or, “NEOs”), as that term is defined in applicable SEC regulations, were:

•President and CEO A. William Higgins,
•Chief Financial Officer Stephen M. Nolan;
•President — Machine Clothing Daniel A. Halftermeyer;
•President – Albany Engineered Composites Gregory N. Harwell; and
•Vice President, General Counsel & Secretary Joseph M. Gaug.
Following the same format of prior years, the discussion is presented in three parts. The first part sets forth the compensation philosophy and objectives of the Compensation Committee (the “Committee”), identifies the different elements of compensation, describes the structure of the 2022 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or making compensation decisions. The second part reports the compensation earned by our NEOs based on the Company's 2022 performance. The final part sets out the 2022 compensation actually earned by, awarded to, or available to the NEOs in the tables prescribed by SEC rules. The tables and related disclosures responding to the SEC's recently mandated "Pay versus Performance" disclosure rule are set forth later in the this proxy statement.
PART I - Overview

Compensation Philosophy and Objectives
The Compensation Committee strongly believes in pay for performance.
The principal objectives of our executive compensation program are to:
•Enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance;
•Reinforce the Company’s strategic objectives and core values;
•Align executive pay results with the Company’s performance results both in terms of short-term financial performance and long-term shareholder value creation, while not encouraging excessive risk taking; and
•Reflect sound governance principles and best practices

To further these objectives, we
•Total direct compensation opportunities are targeted near the market median, with other relevant factors also being considered when making pay determinations (e.g., experience, growth potential, internal equity, succession planning, etc.);
•Provide a higher portion of target total compensation in the form of variable incentives than fixed base salary, such that actual compensation earned by our executives increases or decreases based on company performance and shareholder value;
•Utilize both short-term and long-term incentives to appropriately balance the achievement of annual operating plans, multi-year financial objectives, and long-term shareholder value creation;
•Evaluate performance measures, weights, and goals annually to ensure alignment with the Company’s business strategy and performance expectations, which evolve as the operating environment and business mix change; and
•Denominate and settle long-term incentive awards in Company stock and require executives to achieve and maintain a minimum level of stock ownership and prohibit the selling of shares (net of taxes) until the minimum ownership level is attained.
Elements of Compensation
The Company's executive compensation program incorporates several components of compensation. Not every component need be granted, or made available, to all executives. Flexibility in the use of each discrete component provides the Committee the ability to adjust to changes in market conditions and for performance. This flexibility is evidenced in the Committee's practice of adjusting the allocation between long- and short-term compensation, and in its varying use of cash and non-cash elements. In 2022, the principal components of the executive compensation program are summarized in the following chart and described in more detail below.

Key Elements of Compensation
Base Salary	Core cash portion of compensation
Annual Incentive Plan	Annual cash incentive bonuses
Performance Awards	Cash and share-based awards to reward performance for senior executives
Performance Phantom Awards	Retention and performance award for top managers other than the senior executives
Restricted Stock Units (RSUs)	Special grants made from time-to-time to senior executives
Base Salary
Annual base salary constitutes the core cash portion of the compensation for every member of management, including the NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the executive's past performance, his or her individual importance to the Company and internal equity.
Annual Incentive Plan
The Company provides certain managers an opportunity to earn an annual cash incentive bonus. These bonus opportunities are established pursuant to the Company's 2017 Incentive Plan. Although the amount of the bonus actually paid to a manager is determined by the Committee in its sole discretion, it is generally based on Company, business unit, and/or individual performance against established targets during the previous year. Target bonus opportunities are established as a percentage of base salary. The Committee generally excludes the senior management team (consisting of the CEO and approximately three to five top executives working most closely to him) from the annual cash incentive bonus and did so again in 2022. Instead, the senior management team is granted Performance Awards, as described below. Participation in the annual cash incentive bonus program is limited to approximately 350-400 managers worldwide.
Under the annual incentive plan, a bonus at the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular year have been achieved. Lesser cash incentives may be paid if such performance levels are not achieved, and larger incentives will be paid if performance exceeds such levels. Threshold performance levels are also established and performance below the threshold levels would generally result in no bonus being earned. Maximum performance levels are also established. The threshold, target and maximum performance levels are established by reference to the annual operating plan approved by the Board of Directors.
Performance Awards
Performance Awards are granted pursuant to the Company's 2017 Incentive Plan to the senior executive team only. They are designed to reward performance. In granting Performance Awards, the Committee considers:
(1)     the alignment between the performance goals and the Company's business objectives,
(2)     advice from its executive compensation consultant regarding the total value of the awards as a percentage of total direct compensation, as well as the ideal frequency of various award outcomes, and
(3)    the amounts of Performance Awards actually earned in prior years.
The performance period for the short-term performance incentive awards granted in 2022 was the 2022 fiscal year. This annual performance period award (the “APP Performance Award”) entitled the recipient to receive between 0% and 200% of the target award, denominated as a dollar amount, based on the extent to which certain performance goals were attained during 2022. Once determined, the awards were paid out in full in cash in March 2023. The performance period for the long-term performance incentive awards granted in 2022 runs from January 1, 2022 through December 31, 2024. Beginning in 2021, recipients are granted two multi-year performance period awards. The first of these long-term incentives, referred to as the “MPP Performance Award”, entitles the recipient to receive between 0% and 200% of the target award, denominated in shares, based on the extent to which certain cumulative performance goals were attained at the end of the three-year performance period. Once determined, the awards will be paid out in full in stock in early 2025. For the second of the long-term incentives, the grants are share-settled restricted stock units under the Company’s 2017 Incentive Plan. Under this award, each recipient is awarded a fixed number of number of shares which vests ratably over the three-year period and is paid in Class A common stock upon vesting.
When establishing performance goals for all performance-based incentive compensation, the Committee intends that there be a rather high probability that threshold levels would be met, and a rather low probability that maximum levels would be met. The performance measurement metrics and goals for the 2022 performance-based incentive compensation program were drawn from the annual operating plan approved by the Board of Directors for 2022.
Performance Phantom Stock
Performance Phantom Stock is granted pursuant to the Company's Performance Phantom Stock Plan (the “Performance Phantom Stock Plan”). These grants function as a retention incentive, but with a performance component. The size of any grant is determined primarily on the basis of salary and grade level, internal equity, consideration of the employee's value to the Company, and the retentive effect of previously awarded incentives that remain outstanding. The number of units ultimately earned depends on Company performance measured against corporate-wide goals established at the beginning of the one-year performance period. Members of the senior management team have not participated in, and are not expected to participate in, this plan. These grants are targeted to approximately 125-150 managers below the senior management team, who also participate in the annual cash incentive bonus program.

Restricted Stock Units

Restricted Stock Units (“RSUs”) can also be granted pursuant to the Company's Restricted Stock Unit Plan (“RSU Plan”) to function primarily as retention incentives. These RSUs are separate and distinct from the RSUs awarded under the Company's 2017 Incentive Plan, and have been used only rarely since 2010. From time to time, however, both before and after 2011, the RSU Plan has been be utilized to make special grants to members of the senior management team as part of special executive retention incentives. In those times, grants have been made to individual members of the senior management team, under unique situations, and not to the group as a whole.
Other Plans and Programs
In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan in which all U.S. employees are generally eligible to participate. Under the 401(k) plan, a participant is entitled to contribute up to 100% of his or her income (subject to IRS-imposed limitations). The Company will match contributions made by the employee under the Plan, up to a maximum of 5% of the employee's pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees. Under the profit-sharing plan, the Company makes an additional, discretionary profit-sharing contribution to the accounts of eligible participants in the 401(k) plan. The amount of the contribution is generally determined using a formula similar to one used to determine the Company CEO's performance under his annual APP Performance Award. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 1% and 3% of each participant's annual salary. The contributions are made in cash and allocated to investments chosen by plan participants.
The Company no longer maintains the tax-qualified defined benefit plan (i.e., a pension plan) for U.S. employees. That plan was terminated effective September 30, 2021 and subsequently wound down. All remaining pension benefits were either paid out as lump sums or transferred to group annuity contracts. None of our current NEOs were participants in that plan.
Employees located outside of the United States may enjoy benefits under local government-mandated retirement or pension plans, as well as supplementary pension or retirement plans sponsored by local Company affiliates. Mr. Halftermeyer is the only NEO employed outside of the United States. As a French citizen serving as an employee of a Swiss subsidiary of the Company while on an international assignment, he accrues benefits under both a private pension plan maintained by the Swiss subsidiary as required by Swiss law, and as an expatriate under a French government-sponsored pension program. The Company pays both the employer and employee contributions for these programs in order to maintain Mr. Halftermeyer's participation during his expatriation. The amounts paid by the Company toward both pension plans during 2022 are reported in the “Summary Compensation Table” on page 36, and the present value of the benefits accumulated under the Swiss private pension plan are reported in the “Pension Benefits” table on page 39.

Shareholder “Say on Pay”

For 2022, the Committee once again implemented the same compensation program structure it has used since 2010. Although the results of the 2022 “say on pay” vote were not available when the Committee was adopting the 2022 compensation program in February 2022, voting results from prior years had a significant impact on that decision. When the vote was eventually held in 2022, the votes for approval represented 99.64% of the votes cast.
Roles in Structuring Compensation
The Role of Compensation Committee
The Committee is responsible for reviewing and approving compensation for all of our executive officers. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee also reports to, and receives feedback from, the full Board of Directors each quarter. With respect to CEO compensation, the determination of the Committee reflects advice and input from the full Board of Directors and takes into account the full Board’s assessment of CEO performance.

The Role of Consultants and Advisors
The Committee’s charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the Chief Executive Officer or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee.
The Role of the Compensation Consultant
The Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as an executive compensation consultant to provide benchmarking and comparative compensation analysis. Pearl Meyer's findings and recommendations form part of the basis used in the ongoing review and design of the Company's compensation programs. Their analysis is now performed semi-annually in the case of the Company's CEO, CFO and business unit Presidents, and periodically with respect to other members of the senior management team. Analyses completed by Pearl Meyer in late 2021 were considered by the Committee when establishing 2022 total direct compensation targets and base salary increases.
The Role of Executive Officers
The Committee's Charter provides that input from management is expected, and in some instances required, in connection with the Committee's exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding the elimination or modification of existing benefit plans, or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, such ranges and changes are typically proposed to the Committee by the Company’s CEO after consultation with personnel from the Company’s human resources function.
Other Compensation Polices and Considerations
Timing of Awards and Grants
Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves Performance Award grants, annual cash incentive bonuses and Performance Phantom Stock grants at this meeting.
The Effect of Prior or Accumulated Compensation
When considering each element of compensation, the Committee reviews historic compensation summaries for each executive officer and other members of the senior management team. These summaries show all material elements of annual and long-term compensation actually earned by each executive in the immediate prior year and, depending on the executive's length of service, several years prior thereto. They also show the outstanding balances of RSU or Phantom Stock grants and any equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. These summaries are used to determine how effectively past compensation practices satisfy the Committee's objectives.
Although these summaries provide insight into an executive's accumulated compensation, it is the Committee's view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee's current compensation philosophy or the elements of compensation employed. It is the Committee's belief that an executive's accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company's view that the effect of such accumulated compensation is not sufficient to call into question the Committee's objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the employee based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its executives, including the NEOs, or any individual element of that compensation, is lavish or extraordinary.
Independence of Compensation Consultant and Identity of Benchmarking Group
For its 2022 benchmarking and comparative compensation analysis, the Committee again retained the services of Pearl Meyer. The Committee has used the services of Pearl Meyer since 2010. The Company paid Pearl Meyer $19,140 for services during 2022 including such benchmarking and comparative compensation analysis as well as other services. The Committee routinely assesses the independence of Pearl Meyer using criteria established by the New York Stock Exchange and has consistently determined them to be independent.
For 2022, Pearl Meyer benchmarked individual compensation against a peer group of companies approved by the Committee in May 2021. The peer group consisted of 19 publicly-traded U.S. companies (identified below) in the same or related industries with comparable revenues, employees, and international operations. The benchmarking data used was derived from proxy statements filed by these companies prior to 2022, which explains why the list may, from time to time, contain companies that are no longer publicly traded.
The peer group of comparable publicly traded U.S. companies consisted of the following:

Teledyne Technologies	ESCO Technologies Inc.	Curtiss-Wright Corporation
Incorporated	Mercury Systems, Inc.	Hexcel Corporation
Woodward, Inc.	TriMas Corporation	Nordson Corporation
Franklin Electric Co., Inc.	Kaman Corporation	BWX Technologies, Inc.
EnPro Industries, Inc.	HEICO Corporation	Triumph Group, Inc.
Barnes Group, Inc.	Kadant, Inc.	Graco, Inc.
SPX Corporation	SPX Flow, Inc.

Representatives from Pearl Meyer communicate directly with members of management as needed, including the Company's CEO and personnel from the Human Resources function, with the acknowledgement and encouragement of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chairman of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.
The Impact of Accounting or Tax Considerations
When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company's borrowing cost pursuant to its primary revolving credit facility.
Equity Ownership Requirements or Guidelines
The Company's Board of Directors has adopted stock ownership guidelines for the Company's CEO, and all other NEOs. Those guidelines provide that the CEO is expected to own and hold shares of the Company's Common Stock (Class A or Class B) equal in value to five times current base salary. The other NEOs are expected to own and hold shares equal in value to two times their base salary. There is no deadline by which these such targets should be attained, but at any time that the value of one's holdings is less than his or her target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). Messrs. Higgins, Nolan, Harwell and Gaug had not reached the applicable guideline by the end of 2022, but Mr. Halftermeyer did own shares of value equal to at least two times his base salary. The Committee does not believe that adoption of share ownership guidelines for other officers is warranted at this time.
Compensation Clawback Policy
The “clawback” provisions under the annual and long-term incentive awards granted to our NEOs provide that repayment of the awards may be required under certain circumstances. For instance, under these award agreements, an NEO must repay the entire incentive, or forfeit it if not already paid, whether vested or unvested, to the extent a material financial restatement is caused or substantially caused by the fraud or intentional misconduct of the NEO. In the event a material restatement occurs but is not caused or substantially caused by the fraud or intentional misconduct of the NEO, the NEO must repay, or forfeit if not already paid, so much of the incentive that was or would have been earned and awarded based on the achievement of financial results that were subsequently the subject of a restatement. Moreover, any unpaid incentive would be forfeited in its entirety should an NEO engage in any business or activity, either on his own or as an employee, which is deemed to be in competition with the Company.
Anti-hedging Policy

No officer, director or employee of the Company is permitted to purchase or use, directly, or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset or hedge any decrease in market value of Company securities.
Risk Assessment of Compensation Plans and Programs
During 2022, the Committee, after reviewing its compensation plans and programs, particularly those components which are employed as part of the incentive compensation plans for the NEOs and other executives, re-affirmed its prior determinations that such plans and programs are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee compiled an inventory of all executive compensation plans and programs globally and evaluated those plans and programs as potential contributors to Company risks. The conclusion is based on the finding that the Company's executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely on the Committee's use of discretion in approving final awards. The Committee also noted the Company's policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussion, the Committee recognized its own oversight responsibilities and noted that it requires all senior management incentive compensation calculations to be reviewed by its external auditor. It then determined that its practices, coupled with the structure of the executive compensation plans and programs, appropriately mitigate any risks associated with compensation programs.
Employment Contracts — Named Executive Officers
The Company entered into an Employment Agreement with Mr. Higgins dated January 20, 2020. The Agreement provides that employment could be terminated by either party at any time. It provided for an initial base salary of $850,000 and provided for an Annual Performance Award and Multi-year Performance Award. The Agreement entitled Mr. Higgins to four weeks of vacation with pay, or such greater amount as the Company’s vacation policy applicable to executive officers provides and entitled him to participate in the Company’s employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. The Agreement includes a severance provision that is more fully described below. As of December 31, 2022, the Company had not entered into employment contracts with any other NEO.

Structuring the 2022 Compensation Program — Pay for Performance
The first step to determining 2022 compensation for NEOs was to establish a total direct compensation target for each executive. The Committee considers benchmarking data as well as the executive's past performance and his or her individual importance to the Company when establishing such targets. The Committee considers the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 29). It also notes the mean and median compensation paid to executives in the benchmarking group and compares those amounts to the amounts awarded to the Company's own executives in prior years.
Once total direct compensation targets are established, the Committee selects the compensation elements to be used, and allocates the targeted compensation among the selected components. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. The Committee determined that the 2022 total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards. The Committee then allocated how much of the total direct compensation target would be allocated to each component based on benchmarking data, internal equity and other considerations.
After the total direct compensation target was allocated among these components, the Committee established the performance measurement metrics and goals against which each NEO's performance would be judged to determine how much of the incentive compensation, if any, would be earned by that NEO at the end of 2022. Lastly, the Committee determined the form in which each component should be paid, if earned. Base salary and the short–term incentive award were both established as cash compensation, while long-term performance incentive awards was determined to be payable in equity.
2022 NEO Compensation Opportunities
Following the structure described above, the Committee established a total direct compensation target for each of the Company's NEOs for 2022 as follows:

	2022 Total Direct	2021 Total Direct
NEO	Compensation Target	Compensation Target	% Change

A. William Higgins	$4,100,000	$3,800,000	7.89%

Stephen Nolan	$1,744,000	$1,716,750	1.59%

Daniel Halftermeyer	$1,574,400	$1,404,660	12.08%

Greg Harwell	$1,470,000	$1,421,000	3.45%

Joseph Gaug	$1,012,922	$905,625	11.85%

The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

	2022	% of Total	2022 to 2021
NEO	Base Salary	Direct Target	% Change

A. William Higgins	$950,000	23.17%	9%

Stephen Nolan	$545,000	31.25%	0%

Daniel Halftermeyer	$492,000	31.25%	0%

Greg Harwell	$490,000	33.33%	0%

Joseph Gaug	$413,438	40.82%	5%

Lastly, the Committee determined the proper allocation between stock and cash for the performance awards and RSU grants. For 2022, the MPP Performance Award allocation was 100% stock, and a distinct target share opportunity was identified. Similarly, since the RSUs are settled in shares, a distinct share amount was also established. Moreover, since the MPP Performance Award and the RSU grant were each intended to represent fifty percent (50%) of each senior executive’s long-term incentive, the share grant amounts were equal. The grant date share price was used to determine the actual number of shares granted in the RSU award and the actual number of shares for the MPP Performance Award stock target. For the APP Performance Award, the allocation was 100% cash, and a target dollar amount was identified in the award agreement. The following table sets forth the target opportunities established for each of the NEOs for the MPP Performance Award and the APP Performance Award, and the number of shares granted in the RSU Award.

	APP	MPP
NEO	Opportunity Cash	Opportunity Shares	RSU Shares granted

A. William Higgins	$950,000	12,791	12,791

Stephen Nolan	$381,500	4,753	4,753

Daniel Halftermeyer	$344,440	4,291	4,291

Greg Harwell	$343,000	3,703	3,703

Joseph Gaug	$268,734	1,923	1,923

PART II - 2022 EXECUTIVE COMPENSATION EARNED

Performance Award Metrics and Goals

The 2022 APP Performance Awards granted to NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following tables set forth the metrics chosen for each NEO’s APP Performance Award, and the percentage that each metric counted toward the NEO’s overall performance. (The definitions of the listed metrics are contained in Exhibit A to this Proxy Statement.)

Higgins, Nolan & Gaug
Performance Metrics	Weight
1. 2022 AIN Adjusted EBITDA	80%
2. AIN TRIR	10%
3. AIN Compliance/Control Failures	5%
4. AIN Compliance/Controls Testing	5%
Halftermeyer
Performance Metrics	Weight
1. 2022 MC Adjusted EBITDA	80%
2. AIN TRIR	10%
3. MC Compliance/Control Failures	5%
4. MC Compliance/Controls Testing	5%
Harwell
Performance Metrics	Weight
1. 2022 AEC Adjusted EBITDA	80%
2. AIN TRIR	10%
3. AEC Compliance/Control Failures	5%
4. AEC Compliance/Controls Testing	5%

The threshold, target and maximum goals for these metrics were as follows:

Performance Metric	Performance Metric Percentage Goals
	Threshold	Target	Maximum
2022 AIN Adjusted EBITDA	= $171.7M	= $221.6M	= $271.5M
AIN TRIR	= 1.5 TRIRs	= 1.0 TRIRs	= 0.75 TRIRs
2022 MC Adjusted EBITDA	= $165.1M	= $206.4M	= $247.7M
2022 AEC Adjusted EBITDA	= $49.0M	= $70.0M	= $91.0M
AIN Compliance/Control Failures	To Be Calculated as Described in Exhibit A
AIN Compliance/Controls Testing	To Be Calculated as Described in Exhibit A
MC Compliance/Control Failures	To Be Calculated as Described in Exhibit A
MC Compliance/Controls Testing	To Be Calculated as Described in Exhibit A
AEC Compliance/Control Failures	To Be Calculated as Described in Exhibit A
AEC Compliance/Control Testing	To Be Calculated as Described in Exhibit A

  The following table sets forth the metrics chosen for each NEO’s 2022 MPP Performance Award, and the percentage that each metric counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2022, 2023, and 2024. The Committee has determined that disclosing actual goals would result in competitive harm to the Company.

Higgins, Nolan & Gaug
Performance Metric	Weight
Aggregate AIN Adjusted EBITDA	100%
Halftermeyer
Performance Metric	Weight
1. Aggregate AIN Adjusted EBITDA	40%
2. Aggregate MC Adjusted EBITDA	60%
Harwell
Performance Metric	Weight
1. Aggregate AIN Adjusted EBITDA	40%
2. Aggregate AEC Adjusted EBITDA	60%

According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisition or divestiture of business operations.
The Committee purposefully chose to utilize Adjusted EBITDA metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the senior executive team based on adjusted EBITDA was consistent with the Company’s goals and strategies, and that a three-year performance period created sufficient balance against a one-year performance period.

Achievement of Goals and Awards Earned
The Committee is responsible for reviewing performance against goals and establishing final incentive compensation payouts at the end of each performance period. It is at that point when the total direct compensation actually earned by the NEO can be determined. In early 2023, and based on the Company’s audited 2022 financial statements, and other corporate records, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined:
•2022 AIN Adjusted EBITDA was $260.0 million, representing an achievement of 176.0% of goal;
•The total recordable incident rate at the company-wide level was .48, resulting in an achievement of 200% of goal;
•2022 MC Adjusted EBITDA was $226.8 million, representing an achievement of 149.4% of goal; and
•2022 AEC Adjusted EBITDA was $80.1 million, representing an achievement of 148.3% of goal;

Regarding the Compliance metrics identified above, the Committee found that there were no material weaknesses with regard to the Company’s financial controls and only one significant deficiency, which occurred within the financial controls of the AEC business segment. And, regarding the identification and remediation of any Medium or High findings within the Company’s internal audit reports, the Committee found that there were no Medium or High findings overdue at the end of the year, and that there were no High findings, at all, during the year (see, Exhibit A).

Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

Overall Performance Achievement	Higgins 159.5%	Nolan 159.5%	Halftermeyer 159.5%	Harwell 153.6%	Gaug 159.5%
Cash Earned	$1,515,250	$608,493	$549,318	$526,894	$428,632

It should be noted, that the 2022 APP Performance Awards for Messrs. Higgins, Nolan and Gaug provided that their final performance achievement percentage could not be higher the greater of the Performance Percentages achieved by either the President – Global MC or the AEC Group President under their Annual Performance Bonus Agreements for 2022. Thus, Messrs. Higgins, Nolan and Gaug's achievement level were capped at 159.5%

Additionally, in accordance with the terms of the award agreement, a portion of the RSUs granted to each of the NEOs as part of their 2022 long-term incentive vested and became payable in February 2023. One-third of each NEO’s target vested and was paid in shares. The number of shares paid to each NEO is set forth in the following table:

	Higgins	Nolan	Halftermeyer	Harwell	Gaug
Shares Earned	4,264	1,584	1,430	1,234	641
These shares were in addition to any shares that vested under RSU grants made in prior years.

The performance period for MPP Performance Awards granted in 2022 runs through December 31, 2024. The Company considers compensation earned under an MPP Performance Award to have been earned over the entirety of the performance period. However, 2022 was also the final year of the three-year performance period for MPP Performance Awards granted in 2020.

The performance measurement metrics for each of the NEOs in the 2020 MPP Performance Awards and the percentage that each metric counted toward overall performance were as follows: The threshold, target and maximum goals for the metrics are presented in the subsequent table.

Performance Metric	Performance Metric Percentage Goals
	Threshold	Target	Maximum
Aggregate AIN Adjusted EBITDA	= $512.8M	= $692.9M	= $873.1M
Aggregate MC Adjusted Reported EBITDA	= $461.71M	= $577.1M	= $692.56M
Aggregate AEC Adjusted Reported EBITDA	= $177.2M	= $295.3M	= $413.4M

In early 2023, based on the Company’s audited financial statements for 2020 through 2022 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for the foregoing performance metric. The Committee determined that:
•Aggregate AIN Adjusted EBITDA over the three-year period was $758.8 million, representing an achievement of 142.1% of target;
•Aggregate MC Adjusted Reported EBITDA was $679.9 million, representing an achievement of 189.0% of target.
•Aggregate AEC Adjusted Reported EBITDA was $235.2, representing an achievement of 74.6% of target
Based on the level of achievement of that performance measurement metrics, the Committee determined the overall performance percentage achieved by each NEO and calculated the amount of their MPP Performance Award targets actually earned, as follows:

	Higgins	Nolan	Halftermeyer	Harwell	Gaug
Overall Performance Achievement	142.1%	142.1%	170.2%	101.6%	142.1%
Shares Earned	32,369	11,415	9,761	7,004	3,570

PART III
REQUIRED COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the compensation of the Named Executive Officers for 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total

A. William Higgins, President and CEO	2022	931,250		—	2,200,000	—	1,486,111	(5)	—	43,121	(6)	4,660,482
	2021	868,750		—	2,000,000	—	1,838,475	(7)	—	18,486	(8)	4,725,711
	2020	808,589		—	1,700,000	—	1,186,118	(9)	—	19,854	(10)	3,714,561

Stephen Nolan, Chief Financial Officer	2022	545,000		—	817,500	—	619,232	(11)	—	11,704	(12)	1,993,436
	2021	545,000		—	790,250	—	765,063	(13)	—	14,647	(14)	2,114,960
	2020	545,000		—	599,500	—	1,320,317	(17)	—	16,920	(16)	2,481,737

Daniel Halftermeyer, President, Machine Clothing	2022	672,071	(17)	—	738,000	—	549,318	(18)	11,310	200,240	(17,19)	2,170,939
	2021	701,486	(20)	—	526,440	—	524,275	(21)	38,429	198,191	(20,22)	1,988,821
	2020	683,675	(23)	—	428,040	—	415,324	(24)	115,008	208,555	(23,25)	1,850,602

Greg Harwell, President, Albany Engineered Composites	2022	490,000		—	637,000	—	546,159	(26)	—	19,397	(27)	1,692,556
	2021	490,000		—	588,000	—	596,415	(28)	—	15,476	(29)	1,689,891
	2020	499,423		—	514,500	—	358,609	(30)	—	18,742	(31)	1,391,274

Joseph Gaug, VP - General Counsel & Secretary	2022	408,516		—	330,750	—	439,368	(32)	—	19,209	(33)	1,197,843
	2021	398,062		—	275,625	—	478,194	(34)	—	15,284	(35)	1,167,165
	2020	340,710		—	299,967	—	306,251	(36)	—	15,052	(37)	961,980

(1)
The figure provided represents the Annual Incentive Plan bonus earned, or any additional discretionary bonus awarded, during that year, if any, for performance during that year, but which was actually paid in the subsequent year.

(2)	The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2017 Incentive Plan, (b) all Restricted Stock Units granted in that year under the Company’s Restricted Stock Unit Plan, and (c) all Performance Phantom Stock granted in that year under the Company’s Performance Stock Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.
(3)	No options have been granted since 2002.

(4)	The figure provided for each year, if any, represents the aggregate change in the actuarial present value of each NEO’s (except Mr. Halftermeyer’s) accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of these assumptions. The figure provided for Mr. Halftermeyer represents the change in present value of the private pension purchased for Mr. Halftermeyer through a Swiss insurance company in accordance with Swiss law (see footnote 4 to the “Pension Benefits” table on pp. 40). There were no above-market or preferential earnings during 2020, 2021 or 2022 for any of the NEOs under any deferred compensation plans.
(5)	Includes (a) profit-sharing of $10,736 under the Company’s U.S. profit-sharing plan and (b) $1,475,375, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2022 and paid during 2023.
(6)	Includes (a) Company-matching contributions of $13,937 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; (b) a premium of $11,484 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; and (c) relocation expenses of $17,700.
(7)	Includes (a) profit-sharing of $11,600 under the Company’s U.S. profit-sharing plan and (b) $1,826,875, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2021 and paid during 2022.
(8)	Includes (a) Company-matching contributions of $14,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; (b) a premium of $1,494 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; (c) relocation expenses of $1,685 and (d) a taxable award of $1,057.
(9)	Includes (a) profit-sharing of $2,187 under the Company’s U.S. profit-sharing plan and (b) $1,183,931, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2020 and paid during 2021.
(10)	Includes (a) Company-matching contributions of $9,237 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $10,527 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(11)	Includes (a) profit-sharing of $10,736 under the Company’s U.S. profit-sharing plan and (b) $608,496 the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2022 and paid during 2023.
(12)	Includes (a) Company-matching contributions of $11,417 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $287 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(13)	Includes (a) profit-sharing of $11,600 under the Company’s U.S. profit-sharing plan and (b) $753,463 the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2021 and paid during 2022.
(14)	Includes (a) Company-matching contributions of $13,562 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $1,085 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(15)	Includes (a) profit-sharing of $8,749 under the Company’s U.S. profit-sharing plan; (b) $561,568, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2020 and paid during 2021; and (c) $750,000, the target cash payment of a retention bonus awarded to the officer in 2020.
(16)	Includes (a) Company-matching contributions of $14,050 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan and (b) a premium of $2,870 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(17)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.05380 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.04827 dollars per Swiss franc, which are the rates used by the Company in its 2022 Consolidated Statements of Income and Retained Earnings.
(18)	Represents the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan earned during 2022 and paid during 2023.

(19)	Includes (a) a premium of $12,164 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $97,574 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $27,457 was the officer’s employee contribution paid by the Company); (c) expenses of $88,499 related to the NEO’s international assignment, consisting of housing ($61,261) and tax adjustments ($27,238); and (d) perquisites of $2,003, valued on the basis of the taxable benefit for the private use of a Company car.
(20)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.18306 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.09415 dollars per Swiss franc, which are the rates used by the Company in its 2021 Consolidated Statements of Income and Retained Earnings.
(21)	Represents the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan earned during 2021 and paid during 2022.
(22)	Includes (a) a premium of $11,641 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $92,476 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $28,985 was the officer’s employee contribution paid by the Company); (c) expenses of $91,983 related to the NEO’s international assignment, consisting of housing ($63,942) and tax adjustments ($28,041); and (d) perquisites of $2,090, valued on the basis of the taxable benefit for the private use of a Company car.
(23)	Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.14157 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.06637 dollars per Swiss franc, which are the rates used by the Company in its 2020 Consolidated Statements of Income and Retained Earnings.
(24)	Represents the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan earned during 2020 and paid during 2021.
(25)	Includes (a) a premium of $11,272 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $105,673 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $29,726 was the officer’s employee contribution paid by the Company); (c) expenses of $89,573 related to the NEO’s international assignment, consisting of housing ($62,318) and tax adjustments ($27,255); and (d) perquisites of $2,037, valued on the basis of the taxable benefit for the private use of a Company car.
(26)	Includes (a) profit-sharing of $10,736 under the Company’s U.S. profit-sharing plan and (b) $535,423, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2022 and paid during 2023.
(27)	Includes (a) Company-matching contributions of $15,009 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $4,388 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(28)	Includes (a) profit-sharing of $11,600 under the Company’s U.S. profit-sharing plan and (b) $584,415, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2021 and paid during 2022.
(29)	Includes (a) Company-matching contributions of $14,500 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $976 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(30)	Includes (a) profit-sharing of $8,749 under the Company’s U.S. profit-sharing plan; and (b) $349,860, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2020 and paid during 2021.
(31)	Includes (a) Company-matching contributions of $14,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $4,492 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(32)	Includes (a) profit-sharing of $10,736 under the Company’s U.S. profit-sharing plan and (b) $428,632, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2022 and paid during 2023.
(33)	Includes (a) Company-matching contributions of $15,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $3,959 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

(34)	Includes (a) profit-sharing of $11,600 under the Company’s U.S. profit-sharing plan and (b) $466,594, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2021 and paid during 2022.
(35)	Includes (a) Company-matching contributions of $14,500 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $784 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.
(36)	Includes (a) profit-sharing of $8,750 under the Company’s U.S. profit-sharing plan; (b) $172,501, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2020 and paid during 2021; and (c) $125,000, the target cash payment of a retention bonus awarded to the officer in 2020.
(37)	Includes (a) Company-matching contributions of $14,250 to the officer’s account under the Company’s ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $802 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

CEO Pay Ratio
We are required to disclose:
• the median annual total compensation of all of our employees, excluding our CEO;
• the annual total compensation of our CEO; and
• the ratio between those two amounts
Mr. Higgins’ total compensation for 2022 as reported in the Summary Compensation Table above was $4,660,482. Using the same format, the following table presents the annual total compensation of our median employee in 2022 (excluding Mr. Higgins):

	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Median Employee	2022	75,168	1,711	—	—	2,669	(1)	—	3,537	(2)	83,085

(1)    Profit-sharing under the Company’s U.S. profit-sharing plan.

(2)    Includes (a) Company matching contributions of $3,413 to the employee's account under the Company's ProsperityPlus 401(k) defined contribution plan, (b) a premium of $53 paid by the Company with respect to life or other insurance for the benefit of the employee or beneficiaries designated by the employee, and (c) a taxable employee recognition award of $71.

The ratio of the two amounts is 56:1.
To perform the foregoing calculation, we started with the total number of employees working for the Company and its subsidiaries worldwide as of December 1, 2020; we used our entire worldwide employee population and did not use statistical sampling. We then determined total compensation paid to each employee for all of 2020, excluding only changes in value of any vested pension benefits, as we concluded that it would have been extremely burdensome to determine such changes for all employees. Each employee’s total compensation was then translated into U.S. dollars using the exchange rate applicable to each employee’s country of employment, as used by the Company in its 2020 Consolidated Statements of Income and Retained Earnings. On this basis, we determined that our median employee, for the purposes of this disclosure, was an hourly employee working at the Borne, Texas facility of our Albany Engineered Composites subsidiary. As is permitted by the applicable regulations, we used this same employee as the comparator for the purposes of our 2021 disclosure, and was prepared to use her again this year. However, the originally identified employee resigned in mid-2022. Therefore, as permitted by the applicable regulation, we have chosen to substitute an employee whose compensation is substantially similar to the original median employee based on the compensation and methodology used in 2020. This substitute employee is a hourly employee at working at a facility in Rochester, New Hampshire, who does not have a defined pension benefit.

Grants of Plan-Based Awards

Name	Estimated Future Payouts Under Nonequity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities or Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Value of Stock and Option Awards (4) ($)
A. William Higgins	2/25/22	475,000	925,000	1,900,000	6,395	12,791	25,581	12,791	—	—	2,200,000

Stephen Nolan	2/25/22	190,750	381,500	763,000	2,376	4,753	9,506	4,753	—	—	817,500

Daniel Halfterymeyer	2/25/22	172,200	344,400	688,800	2,145	4,291	8,581	4,291	—	—	738,000

Greg Harwell	2/25/22	171,500	343,000	686,000	1,852	3,703	7,407	3,703	—	—	637,000

Joseph Gaug	2/25/22	134,367	268,734	537,468	961	1,923	3,846	1,923	—	—	330,750

(1)	Awards represent the target cash amount established for each officer in early 2022 in the APP Performance Awards granted to that officer under the 2017 Incentive Plan.
(2)	Awards represent the target share amount established for each officer in the MPP Performance Awards granted to the officer under the 2017 Incentive Plan consisting of a target number of shares of Class A Common Stock.
Each Performance Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such target, based on the extent to which he or she attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the Performance Awards granted to each of the NEOs are described above (see pp. 33).
(3)	Awards represent the number of restricted stock units granted for the officer in the restricted stock award granted under the 2017 Incentive Plan as part of his 2022 multiyear performance incentive award. Under this award, each recipient is awarded a fixed number of number of shares which vests ratably over the three-year period and is paid in Class A common stock upon vesting.
(4)	The grant date fair value of the MPP Performance Award plus the grant date fair value of the restricted stock unit award. In accordance with FASB ASC Topic 718, the grant date fair value of the MPP Performance Award targets was determined to be the product of the target number of shares awarded multiplied by $86.00, the closing market price on February 25, 2022, the grant date of the Performance Awards, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value (1) of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market (1) or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

A. William Higgins	—	—	—	—	—	—		—	32,693	(2)	3,191,260
	—	—	—	—	—	—		—	12,531	(3)	1,235,431
	—	—	—	—	—	—		—	8,354	(4)	823,621
	—	—	—	—	—	—		—	12,791	(5)	1,261,065
	—	—	—	—	—	—		—	12,791	(6)	1,264,065

Stephen Nolan	—	—	—	—	—	—		—	11,415	(2)	1,125,405
	—	—	—	—	—	—		—	4,951	(3)	488,119
	—	—	—	—	—	—		—	3,301	(4)	325,413
	—	—	—	—	—	—		—	4,753	(5)	468,598
	—	—	—	—	—	—		—	4,753	(6)	468,598

Daniel Halftermeyer	—	—	—	—	—	—		—	9,761	(2)	962,337
	—	—	—	—	—	—		—	3,298	(3)	325,150
	—	—	—	—	—	—		—	2,199	(4)	216,767
	—	—	—	—	—	—		—	4,291	(5)	423,050
	—	—	—	—	—	—		—	4,291	(6)	423,050

Greg Harwell	—	—	—	—	—	—		—	7,004	(2)	690,524
	—	—	—	—	—	—		—	3,684	(3)	363,206
	—	—	—	—	—	—		—	2,456	(4)	242,137
	—	—	—	—	—	—		—	3,703	(5)	365,079
	—	—	—	—	—	—		—	3,703	(6)	365,079

Joseph Gaug	—	—	—	—	—	—		—	3,570	(2)	222,186
	—	—	—	—	—	—		—	1,727	(3)	152,753
	—	—	—	—	—	—		—	1,151	(4)	152,753
	—	—	—	—	—	—		—	1,923	(5)	—
	—	—	—	—	—	—		—	1,923	(6)	—
	—	—	—	—	—	439	(7)	43,281	—		—
	—	—	—	—	—	922	(8)	90,900	—		—
	—	—	—	—	—	1,389	(9)	136,942	—		—

(1)	Based on closing market price on December 30, 2022, of $98.59.
(2)	Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted to the NEO in 2020 under the 2017 Incentive Plan. The shares were earned based on performance during 2020, 2021 and 2022, and paid in 2023. None of the balance reported was earned as of December 31, 2022. As of January 1, 2023, 100% of the balance reported became vested, and these balances were distributed, in stock, on or about March 1, 2023.
(3)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2021 under the 2017 Incentive Plan. This share target is earned based on performance during 2021, 2022, and 2023, and paid in 2024. None of the balance reported was earned as of December 31, 2021.
(4)	Restricted Stock shares granted under the 2017 Incentive Plan. One-half of the balance will vest and be payable on February 19, in each 2023 and 2024.
(5)	Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2022 under the 2017 Incentive Plan. This share target is earned based on performance during 2022, 2023, and 2024, and paid in 2025. None of the balance reported was earned as of December 31, 202. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 40.

(6)	Restricted Stock shares granted under the 2017 Incentive Plan. One-third of the balance will vest and be payable on March 1, in each 2023, 2024 and 2025. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 40.
(7)	Performance Phantom Stock granted under the Performance Stock Plan. The balance reported will vest and be payable on March 15 in each 2023.
(8)	Performance Phantom Stock granted under the Performance Stock Plan. One-half of the balance reported will vest and be payable on March 15 in each 2023 and 2024.
(9)	Performance Phantom Stock granted under the Performance Stock Plan. One-third of the balance reported will vest and be payable on March 15 in each 2023, 2024 and 2025.

Description of Equity Awards
Equity awards referred to in the foregoing table include the following:
Restricted Stock Units. RSUs granted under the RSU Plan are, upon vesting, paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. No shares of Class A Common Stock are issued or issuable under the RSU Plan. There is no exercise price. In lieu of cash dividends, a holder of RSUs is credited with additional RSUs equal to the number of shares of Class A Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Class A Common Stock equal in number to the RSUs held by such holder. (The crediting of such dividends is reflected in the above table.) RSU awards generally vest as to 20% of the awarded units on each of the first five anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. However, differing vesting schedules are permitted under the terms of the RSU Plan and have been used in special circumstances; such was the case with a special executive-retention or recruitment incentives implemented for certain key executives from time to time. In the event of termination of employment, all unvested RSUs terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.
Performance Phantom Stock. Grants under the Performance Phantom Stock plan are denominated as share targets, but no shares of Class A Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company’s Class A Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 200% of the target award, based on the extent to which certain company-wide performance goals are achieved during the annual performance period. Once the number of shares earned is determined, the awards generally vest as to 20% of the earned shares on the last day of February in each of the first five years following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. The performance period for the 2020 grants runs from January 1, 2020 through December 31, 2020, and payout on earned shares runs through February 2025.
Performance-based Incentive Awards. The performance-based incentive awards described in the foregoing table were granted under the Company’s 2017 Incentive Plan.
Beginning in 2010, the performance-based incentive awards were structured in the form of the APP and MPP Performance Awards described above. Through 2017, these awards each established both share and cash targets, which were paid out as denominated when earned. However, since 2018 the APP Performance Award is paid completely in cash and the MPP Performance Award is paid completely in equity. Beginning with the grants in 2021, the long-term incentives targets, while still settled in equity, have been divided evenly between the between the performance shares under the MPP Performance Award and restricted stock.
An APP Performance Award is cancelled if the recipient’s employment is terminated for any reason during the performance period. If the employment is terminated after the performance period, but prior to distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date provided his or her employment is not terminated for “cause.” A recipient whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion. An MPP Performance Award is cancelled only in the event the recipient’s employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a recipient’s employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The recipient would then be entitled to a pro-rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.
Restricted Stock Shares. Restricted stock granted under the 2017 Incentive Plan are, upon vesting, are paid in equity. Each restricted stock vesting entitles the recipient to one share of the Company’s Class A Common Stock. There is no exercise price and no dividends are paid until the shares vest and are distributed to the recipient. The awards vest as to one-third of the awarded units on each of the first three anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. In the event of termination of employment, all unvested restricted shares terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.

Option Exercises and Stock Vested

	Stock Awards			Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

A. William Higgins	4,177	(1)	357,255	—		—

Stephen Nolan	3,089	(1)	264,432	—		—

Daniel Halftermeyer	1,099	(1)	93,997	6,580	(2)	548,443

Greg Harwell	4,269	(1)	363,576	—		—

Joseph Gaug	576	(1)	49,265	1,685	(3)	144,380

(1)	Vesting of Restricted Stock Units granted pursuant to either the Company’s Restricted Stock Unit Plan or the 2017 Incentive Plan. Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2022.
(2)
Vesting of share target under the MPP Performance Award granted to the NEO in 2019 pursuant to the
2017 Incentive Plan Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2022.

(3)	Vesting of Performance Phantom Stock granted pursuant to the Company’s Performance Phantom Stock Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2022.

Pension Benefits

	Name (1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	Daniel A. Halftermeyer (2)	—	—	316,333	—

(1)
The Company’s PensionPlus Plan and Supplemental Executive Retirement Plan were closed to new employees, effective October 1, 1998. Messrs. Higgins, Nolan, Harwell, and Gaug all joined the Company after the plans were closed and have no reportable pension benefits. They are therefore omitted from the table.

(2)
As a non-U.S. employee, Mr. Halftermeyer does not participate in the U.S. PensionPlus Plan, the Supplemental Executive Retirement Plan or the Qualified Supplemental Retirement Plan. Instead, as Mr. Halftermeyer is a French citizen working for a company affiliate in Switzerland, the Company is required by Swiss law to maintain a private pension for his benefit. The private pension is purchased through an insurance company. The Company’s Swiss subsidiary is required to make defined premium contributions. The premium paid by the Company in 2022 was CHF 7,586 or $7,952 using the conversion rate of 1.04827 U.S. dollars per Swiss franc, which is the rate used by the Company in its 2022 Consolidated Statements of Income and Retained Earnings. The policy was first purchased in 2007. The present value of the accumulated benefit is set forth in the table above (and has been translated into U.S. dollars at the rate of 1.08155 U.S. dollars per Swiss Franc, which was the applicable conversion rate as of December 30, 2022). In addition, Mr. Halftermeyer continues to participate in a French state-mandated social scheme as an expatriate. The Company contributes both the employer’s and employee’s share of the legally required contribution under this scheme. In early 2022, the Company paid €92,593, or $97,574 using the conversion rate of 1.05380 U.S. dollars per euro, which is the rate used by the Company in its 2022 Consolidated Statements of Income and Retained Earnings. This contribution covered the period from October 2021 through September 2022. Of this amount, approximately $27,457 was the employee’s required contribution, which the Company assumed as part of the international assignment.

PensionPlus Plan. The Company’s U.S. PensionPlus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to the sum of (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment (the “High Three Average”) times his or her years of service (up to 30) before April 1, 1994; plus (b) 0.5% of the amount by which his or her High Three Average exceeds a Social Security offset ($41,623 in 2009) times his or her years of service (up to 30) before March 31, 1994; plus (c) 1% of his or her High Three Average times years of service (up to 30) between March 31, 1994, and January 1, 1999; plus (d) 0.75% of such High Three average times years of service (up to 30) after December 31, 1998; plus (e) 0.25% of such High Three Average times years of service in excess of 30. The Plan was amended effective February 28, 2009, to freeze the accrual of any new benefits. As a result, no participant has accrued any additional pension creditable service after that date, and the High Three Average is now determined in reference to the last ten years of employment prior to February 28, 2009.
Annual base compensation in any year used to determine a participant’s High Three Average is the rate of base earnings of such participant as of January 1 of such year. It does not include other cash compensation (such as annual cash bonuses) or noncash compensation.
Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The effect of such limits is reflected in the amounts reported as the present value of benefits accumulated under the PensionPlus Plan.
The PensionPlus Plan permits early retirement at or after age 55 with at least ten years of service. In general, provided that payment of benefits does not commence until the normal retirement age of 65, the pension of a participant retiring early will be calculated in the same manner as described above, taking into account years of service up to February 28, 2009, and such participant’s High Three Average prior to that date. A participant eligible for early retirement may also elect to commence benefits on or after his or her early retirement date and prior to age 65 in an amount that is the actuarial equivalent of his or her normal retirement benefit.
Supplemental Executive Retirement Plan. The Company’s unfunded Supplemental Executive Retirement Plan is intended to replace any PensionPlus benefits that a participant is prevented from receiving due to the Section 415 limits on pensions or the Section 401 limits on annual compensation used to calculate PensionPlus benefits. All plan participants affected by such limitations are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan. In other words, the pension formula described above is used to determine aggregate benefits under both plans — the portion that is not payable under the PensionPlus Plan due to the foregoing limits is payable under the Supplemental Executive Retirement Plan. The allocation is made on the basis of IRS regulations in effect on the valuation date. The Executive Retirement Plan was also amended effective February 28, 2009 to freeze the accrual of any new benefits.
Qualified Supplemental Retirement Benefits. Certain employees of the Company who were active on June 30, 2002, are entitled to receive additional qualified supplemental retirement (“QSR”) benefits under the PensionPlus Plan. On June 30, 2002, each covered employee was credited with an initial account balance in a specified amount. Each such participant had participated in deferred compensation plans maintained by the Company on or before such time, pursuant to which he or she could defer the receipt of earned cash compensation until retirement or other events. Amounts deferred earned interest at rates approved from time to time by the Compensation Committee. In each case, the amount initially credited to such employee’s QSR account was equal to an amount of deferred compensation (including interest) to which he or she was entitled but which he or she agreed to renounce. Each QSR account is credited with interest at 8.5% annually until retirement, at which time the QSR account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

Nonqualified Deferred Compensation
There were no executive or Company contributions, or interest or other earnings, during 2022 under any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, nor did any NEO receive any withdrawals or distributions during, or have any account as of the end of, 2022.
Plan-based Compensation
Stock Options. There were no unexercisable options as of December 31, 2022 that would become exercisable upon the involuntary termination or retirement of any NEO.

Restricted Stock, Phantom Stock and Performance-based Awards. The following chart indicates what the effect on RSUs, Phantom Stock and earned performance-based incentive awards in the accounts of each NEO would have been upon the occurrence of (a) termination of employment involuntarily on December 31, 2022, without cause, or (b) in the case of any NEO who had attained age 62 at the time, a voluntary or involuntary termination of employment on such date, without cause. (All of these awards are reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 41.)

	Name	Number of Shares or Units of Stock That Have Not Vested (#)		Number of Shares or Units of Stock That Would Vest Upon Such Termination (#)		Value of Shares or Units of Stock That Would Vest Upon Such Termination (1) ($)

	A. William Higgins	32,369	(2)	32,369		3,191,265
		12,531	(3)	8,354	(4)	823,625
		8,354	(5)	4,177		411,810
		12,791	(6)	4,264	(7)	420,354
		12,791	(8)	6,396		630,532

	Stephen Nolan	11,415	(2)	11,415		1,125,394
		4,951	(3)	3,301	(4)	325,414
		3,301	(5)	1,651		162,723
		4,753	(6)	1,584	(7)	156,199
		4,753	(8)	2,377		234,299

	Daniel Halftermeyer	9,761	(2)	9,761		962,334
		3,298	(3)	2,199	(4)	216,768
		2,199	(5)	1,100		108,400
		4,291	(6)	1,430	(7)	141,016
		4,291	(8)	2,146		211,525

	Greg Harwell	7,004	(2)	7,004		690,554
		3,684	(3)	2,456	(4)	242,138
		2,456	(5)	1,228		121,069
		3,703	(6)	1,234	(7)	121,693
		3,703	(8)	1,852		182,539

	Joseph Gaug	3,570	(2)	3,570		351,922
		1,727	(3)	1,151	(4)	113,511
		1,151	(5)	576		56,739
		1,923	(6)	641	(7)	63,196
		1,923	(8)	962		94,794
		2,750	(8)	1,375		135,561

(1)	Based on the closing market price on December 30, 2022 of $98.59.
(2)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2020 under the 2017 Incentive Plan. This target share award is earned based on performance during 2020, 2021 and 2022, and paid in 2023. The award vested pro rata on a daily basis during the three-year performance period. Thus, in the event the NEO had been terminated for any reason other than for cause on December 31, 2022, the NEO would nevertheless have been entitled to a payout in 2023 of the shares set forth..
(3)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2021 under the 2017 Incentive Plan. This target share award is earned based on performance during 2021, 2022 and 2023, and paid in 2024. None of the balance reported was earned as of December 31, 2022.
(4)	Represents two-thirds of the target share award in the NEO’s MPP Performance Award granted in 2021 under the 2017 Incentive Plan. Although not earned as of December 31, 2022, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2024 of the shares vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2022.
(5)	Restricted Stock shares granted to the NEO in 2021 under the 2017 Incentive Plan. For these grants, the number of shares shown as vesting upon termination would be payable at such time.
(6)	Represents the number of shares established as the target share opportunity in the NEO’s MPP Performance Award granted in 2022 under the 2017 Incentive Plan. This target share award is earned based on performance during 2022, 2023 and 2024, and paid in 2025. None of the balance reported was earned as of December 31, 2022.
(7)	Represents one-third of the target share award in the NEO’s MPP Performance Award granted in 2022 under the 2017 Incentive Plan. Although not earned as of December 31, 2022, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2025 of the shares vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2022.
(8)	Restricted Stock shares granted to the NEO in 2022 under the 2017 Incentive Plan. For these grants, the number of shares shown as vesting upon termination would be payable at such time.
(9)	Performance Phantom Stock granted under the Performance Phantom Stock Plan prior to 2021. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.

Potential Payments upon Termination or Change in Control
Termination/Severance
Mr. Higgins
The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. This was particularly true in the case of Mr. Higgins.  The Committee felt a severance provision was warranted in order to induce Mr. Higgins to leave his position as Chairman of the Board of Directors to become the Company’s CEO. His employment agreement (see page 30) provides that in the event his employment is terminated for any reason, he would be entitled to: (a) any unpaid base salary accrued to the effective date of termination; (b) any unpaid but earned and accrued annual cash bonus for the portion of the year in which the termination of employment occurred, and for any completed prior year for which the annual cash bonus has not been paid; (c) benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him; (d) any unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company’s policy; and (e) any rights to indemnification to which he may be entitled under the Company’s Articles of Incorporation or By Laws. In addition, in the case of termination by the Company without Cause, or if the Mr. Higgins’ employment is terminated by himself for Good Cause, he would be entitled to receive an amount equal to twice his annual base salary at the time of termination plus twice his APP Performance Award target amount, payable in 24 equal monthly installments. His right to receive these additional severance payments would be contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. For purposes of the agreement, “cause” would be deemed to exist upon any of the following, if determined by a majority of the members of the Company’s Board of Directors in their sole discretion: (i) the indictment of Mr. Higgins for, or the entry of a plea of guilty or nolo contendere by him to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on his part that could reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (iii) willful misconduct on his part in connection with his duties or willful failure to use reasonable effort to perform substantially his responsibilities in the best interest of the Company (including, without limitation, breach by his employment agreement), except in cases involving mental or physical incapacity or disability; (iv) his willful violation of the Company’s Business Ethics Policy, Code of Ethics or any other Company policy that could  reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by him; (vi) his undertaking of a position or any activity in or in furtherance of competition with Company during his employment with the Company Term; (vii) his having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties; or (viii) his having wrongfully and substantially enriched himself at the expense of the Company. And, also for the purposes of the Agreement, “Good Cause” for termination would exist as a consequence of , and following: (i) a material adverse change in his authority and responsibilities without his consent, (ii) a material reduction in his compensation, not proportionally and similarly affecting other senior executives, without his consent, (iii) the failure of the Company or any successor to fully honor the terms of any contractual agreements with him, or (iv) a Change in Control (as defined in the agreement); provided, that, in the case (i), (ii) or (iii), Mr. Higgins would first be required to deliver written notice to the Company of his intention to terminate his employment for Good Cause within 90 days of the event or events constituting Good Cause, which said notice specifying in reasonable detail the circumstances claimed to give rise to the his right to terminate employment for Good Cause, and the Company having not have cured such circumstances within 30 days following receipt of such notice.  There was no sunset included in the severance provision of Mr. Higgins’s contract when it was negotiated, drafted and executed. The Committee is aware of this fact but no action was contemplated to incorporate such a provision. The industries in which the Company competes continue to undergo significant changes to which the Company must be responsive. The Company believes that it is important to shareholder value that its CEO leads the Company’s response to those changes without concern for the impact on his or her specific position.

Other Executive Officers
As of January 1, 2016, the Company entered into Severance Agreements with each of the Company’s executive officers, other than the CEO, and several other senior managers. These agreements were meant to replace similar agreements expiring December 31, 2015 and were revised and updated to conform to then-current best practices. Executive Officers who joined the Company after January 1, 2016 entered into similar Severance Agreements upon commencement of their employment. The material terms of the Severance Agreements provide that in the event an officer’s employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the officer’s employment is terminated by the officer for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement) the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The officer would also remain eligible for a prorated payment of any bonus earned, if any, during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company would pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation

Act (“COBRA”). In order to receive the severance benefits, the officer would be obligated to execute a release in favor of the Company at the time of termination which would also bind the officer to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of each Severance Agreement is three years, but each will thereafter automatically renew for one-year periods unless the Company timely notifies the executive of its intent not to renew. For the purposes of such agreements, cause is deemed to exist upon (i) the conviction of the executive for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the executive that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (iii) the executive’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the executive’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive’s duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the executive; (vi) the executive undertaking a position in competition with the Company; (vii) the executive having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the executive having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an executive would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the executive’s termination: (i) there is a significant restatement of the Company’s financial results, caused or substantially caused by the fraud or intentional misconduct of the executive; (ii) the executive breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the executive that would have permitted termination for cause, provided that such conduct occurred prior to the executive’s termination.
Mr. Nolan entered into a similar severance agreements when he joined the Company. Due to an oversight, Mr. Harwell did not enter into a similar agreement until February 2021.
The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the affected executive to find an equivalent position. At the time the agreements were approved, the Committee determined that individual executive agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer’s situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that the provision of a severance agreement would allow each executive to focus on the needs of the business without concern for his or her own position.
Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.

Change in Control
Other than the provisions found in the RSU and Phantom Stock Plan, which are applicable to all employees who receive an award under those plans, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company. The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient’s unvested grant shall become immediately payable in full.

ITEM 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to cast an advisory vote approving the compensation provided to our NEOs, as described in the preceding sections of this proxy statement.
Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee have in prior years considered the vote, and communications received from holders explaining their voting decisions, as meaningful to the process of determining how Company’s executive officers should be compensated.
As described in detail under “Compensation Discussion and Analysis” above, our compensation programs are designed to motivate our NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. We believe that our compensation program, with its balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years), rewards sustained performance that is aligned with delivering consistent value to our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

ITEM 4

ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Also in accordance with the Dodd-Frank Act and “say-on-pay” rules, the Company this year is asking stockholders to cast an advisory vote on whether the advisory vote on executive compensation should be held every one, two, or three years.

The Board continues to believe that most investors prefer to cast an annual advisory vote on executive compensation each year. Under the current rules, the Board does not feel that an annual vote will have any adverse effect on the Company, or limit the ability of the Compensation Committee to discharge its responsibilities with respect to executive compensation. For this reason, the Board recommends that stockholders select “one year” as the frequency for such votes.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say-on-pay” vote is nonbinding, the Board and the Compensation Committee expect to take the outcome of the vote into consideration when determining the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS

THAT STOCKHOLDERS SELECT “ONE YEAR”

AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
______________________

ITEM 5

APPROVAL OF THE ALBANY INTERNATIONAL CORP 2023 LONG TERM INCENTIVE PLAN

We are asking for our shareholders to approve the Albany International Corp. 2023 Long Term Incentive Plan (the “2023 Plan”). The Board of Directors (the “Board”) approved and adopted the 2023 Plan on February 24, 2023, subject to approval by our shareholders. The 2023 Plan is set forth in Exhibit B to this proxy statement and is incorporated by reference herein.

Overview

The Board of Directors (the “Board”) recommends that shareholders approve the 2023 Plan in order to attract, retain, motivate and compensate our employees, directors and consultants and align the interests of our shareholders with management.

The Company currently maintains the Albany International Corp. 2017 Incentive Plan (the “2017 Plan”). The 2023 Plan is similar in structure and substance to the 2017 Plan, except the 2023 Plan specifically includes the Company’s directors within the definition of persons eligible to participate in the plan and receive awards thereunder. The 2023 Plan is intended to replace the 2017 Plan, and director retainer shares will hereafter be paid pursuant to the 2023 Plan. Effectively, the 2023 Plan establishes one pool of authorized shares available for delivery in satisfaction of both employee incentives and director retainer shares.

In order to continue to provide a means to offer equity-based incentive compensation to the Company’s employees, consultants and directors, the Board and the Compensation Committee have determined it is in the best interests of the Company and its shareholders to adopt the 2023 Plan. If the 2023 Plan is approved by our shareholders, the 2023 Plan will replace the 2017 Plan and no further grants will be made available under the 2017 Plan. Any awards previously granted under the 2017 Plan will remain subject to the terms of the 2017 Plan. If our shareholders approve this Proposal, the 2023 Plan will become effective immediately.

Summary of the 2023 Plan

The material terms of the 2023 Plan are summarized below. This summary is not intended to be a complete description of the terms of the 2023 Plan. The full text of the 2023 Plan is attached hereto as Exhibit B. In the event of any inconsistency between the summary set forth below and the terms of the 2023 Plan, the terms of the 2023 Plan will govern.

Purpose

The purpose of the 2023 Plan is to provide a means through which the Company may attract, retain and motivate qualified persons as employees, directors, and consultants in order to enhance the profitable growth of the Company and to provide such persons with the ability to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The 2023 Plan is designed to meet this goal by providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration

Except to the extent the Board elects to administer the 2023 Plan, the 2023 Plan will be administered by the Compensation Committee or any other committee composed of members of the Board that is appointed by the Board in accordance with applicable law (the “Committee”). The Committee may also delegate any or all of its powers and duties under the 2023 Plan to a subcommittee of directors or to any officer of the Company, to the extent permitted by applicable law.

The Committee will have the authority, in its sole discretion, to make all determinations under the 2023 Plan, including, but not limited to, who receives an award, what type of award will be granted, the number of shares or amount of cash to be covered by awards and the terms and conditions of any award. The Committee will have the authority to interpret and construe any terms of the 2023 Plan or the terms of any award issued under this plan. Any decision or interpretation made, or action taken by the Plan Administrator in connection with the administration of the 2023 Plan will be final, conclusive and binding on all participants.

Shares Subject to the 2023 Plan and Share Counting

The maximum number of shares that may be issued pursuant to all awards (including incentive stock options) is 1,000,000 shares, plus the number of shares remaining available for issuance under the 2017 Plan that are not the subject of outstanding awards under such plan as of the effective date of the 2023 Plan. Any unissued shares subject to an award under the 2023 Plan that lapse or are canceled, terminated, expired or forfeited and any unvested shares subject to an award that are forfeited will be available to be granted again under the 2023 Plan. Additionally, shares covered by awards granted under the 2017 Plan that are forfeited, canceled, exchanged, settled in cash or otherwise terminated without issuance of shares after the 2023 Plan has been approved by the Company’s shareholders will be added to the 2023 Plans’ authorized share limit.

Consistent with the 2017 Plan, (a) the full number of shares subject to an option will reduce the share reserve, even if some shares are used to satisfy the exercise price of the option and not issued or delivered to the participant as a result of net settlement and (b) the full number of shares underlying the SAR would reduce the share reserve, rather than the net number of shares issued upon exercise. In addition, shares withheld from an award to satisfy withholding taxes and any shares purchased on the open market with proceeds from the exercise of an option will not be available for subsequent awards. Shares granted in substitution for or in exchange for outstanding awards in connection with the Company acquiring another entity, an interest in another entity or similar, whether by merger, stock purchase, asset purchase or other form of transaction, will not reduce the 2023 Plan share reserve.

The share reserve may be subject to adjustments in connection with any changes in our capitalization, reorganization or other change in our capital structure or business, any merger or consolidation, any issue of debt or equity securities ahead of or affecting the shares or rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of our assets or business or any other corporate act or proceeding.

Eligible Participants and Types of Awards

The 2023 Plan provides for the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock awards, dividend equivalents, other stock-based awards, casg awards, substitute awards, or any combination thereof (collectively referred to herein as “awards”) to eligible persons, including officers, key employees, directors and consultants of the Company and its affiliates. awards may be settled in cash or in shares. As of the date hereof, no awards have been granted under the 2023 Plan. Instead, in February 2023 the Company made what it expects to be the final grants of awards under the 2017 Plan. The first grants under the 2023 Plan are currently anticipated to be made as director retainer shares in May 2023.

Significant Features of Awards

Significant features of the potential forms of awards permitted under the 2023 Plan are as follows:

Options. Each option will entitle the holder thereof to purchase a specified number of shares. The exercise price of each option will be at least equal to 100% of the fair market value of a share on the date on which the option is granted. options will have terms that do not exceed ten years and will have vesting periods of at least one year.

Tandem Stock Appreciation Rights. The Committee may grant, in connection with any option, a tandem SAR (“Tandem SAR”). The exercise price per share of any Tandem SAR will be at least 100% of the fair market value of a share on the date on which the Tandem SAR is granted. In general, the exercise of a Tandem SAR by a participant entitles the participant to an amount (in cash, shares or a combination of cash and shares), with respect to each share subject thereto, equal to the excess of the fair market value of a share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of shares causes the cancellation of its related option with respect to an equal number of shares, and the exercise, cancellation or expiration of an option with respect to a number of shares causes the cancellation of its related Tandem SAR with respect to an equal number of shares.

Stand-Alone Stock Appreciation Rights. The Committee may grant SARs that do not relate to options (“Stand-Alone SARs”). The exercise price per share of any Stand-Alone SAR will be at least 100% of the fair market value of a share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a participant entitles the participant to an amount (in cash, shares or a combination of cash and shares), with respect to each share subject thereto, equal to the excess of the fair market value of a share on the exercise date over the exercise price of the Stand-Alone SAR.

Restricted Stock. The Committee may grant awards in the form of shares of stock that do not require purchase by the recipient, but which are subject to significant restrictions on the transfer until certain restrictions lapse, either based on time or upon achievement of performance-related criteria.

Restricted Stock Units. The Committee may grant an award that is a contractual right to receive shares of stock either based on time or upon achievement of performance-related criteria. restricted stock units do not require purchase by the recipient, but are subject to significant restrictions on transfer until certain restrictions lapse. restricted stock units may vest earlier than the date the shares of stock are actually delivered in settlement of the restricted stock units, which may result in a deferral of income. restricted stock units are not outstanding until paid in shares of stock and therefore do not have voting or dividend rights.

Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, other than options, SARs, restricted stock and RSUs, in such amounts and subject to such terms and conditions as the Committee determines. Each such award may (i) involve the transfer of actual shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares, (ii) be subject to performance-based and/or service-based conditions, and (iii) be in the form of phantom stock, performance shares, or share-denominated performance units. awards may vest or otherwise become payable as determined by the Committee at the time of grant.

General Plan Provisions

Adjustments Upon Changes in Capitalization. The 2023 Plan provides for an adjustment in the number of shares available to be issued under the 2023 Plan, the number of shares subject to awards and the exercise prices of certain awards upon a change in the capitalization of the Company, a stock dividend or split, an extraordinary cash dividend and certain other similar events.

Consequences upon a Change in Control. The effect of the occurrence of a Change in Control of the Company on any option, SAR or other award will be determined by the Committee in its discretion.

Tax Withholding; Net Settlement. The 2023 Plan provides that the Company has the right to permit or require employee participants, but not directors, to satisfy tax withholding requirements by remitting to the Company cash or, subject to certain conditions, shares (including through the delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable pursuant to the award).

Section 409A of the Internal Revenue Code. The Company intends that the 2023 Plan, and awards granted thereunder, will either be exempt from, or in compliance with Section 409A of the Internal Revenue Code and the corresponding regulations governing nonqualified deferred compensation (“Section 409A”). However, the Company makes no representation that any or all of the payments or benefits under the 2023 Plan or an award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to such payment or benefit. The 2023 Plan states that the Company will not be liable to a participant with respect to any tax or penalty incurred with respect to or as a result of Section 409A.

Assignment and Transfer. awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, except as permitted by the Committee on a general or specific basis.

Amendment. The Board may at any time suspend or discontinue the 2023 Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may (a) without the approval of the shareholders of the Company, increase the number of shares that may be issued under the Plan or (b) without the participant’s consent, materially and adversely affect the rights of such participant under any previously granted and outstanding award.

Protection of Shareholder Interests

Consistent with our 2017 Plan, the 2023 Plan includes a number of provisions intended to promote sound corporate governance practices, including, but not limited to, the following:

Limited Share Recycling. In general, shares underlying the 2023 Plan will reduce the share reserve, unless the shares are expired, forfeited, canceled, exchanged, settled in cash or otherwise terminated without the issuance of shares. However, the following shares may not again be made available for issuance as awards under the 2023 Plan: shares that are surrendered or withheld in payment of the award’s exercise or purchase price or to satisfy tax withholding obligations and shares repurchased on the open market with the proceeds of any option exercise.

No Substitutions and Repricings Without Shareholder Approval. In no event will any awards be issued in substitution for outstanding awards previously granted to participants, and no repricings of options or SARs are permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Clawback Policies. The 2023 Plan and all awards granted thereunder will generally be subject to the requirements of any clawback policy of the Company.

Dividends or Dividend Equivalents. Dividends for restricted stock and dividend equivalents for restricted stock units are subject to forfeiture and will only be paid out to the extent the underlying award vests. Except as expressly provided in an award agreement, no dividend equivalents will be payable on restricted stock units. We do not intend to provide for dividend equivalent with respected to restricted stock units.

U.S. Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the issuance and exercise of stock-based awards, generally.

Awards. The Company will generally be entitled to a compensation deduction for U.S. federal income tax purposes in the amount of cash compensation distributed to the participant or, in the case of that portion of an awards that is settled in shares, in an amount equal to the fair market value of the shares when delivered to the participant. The participant will generally be required to recognize compensation income for U.S. federal income tax purposes upon payment of cash or delivery of shares.

Nonqualified Stock Options. A participant will not be deemed to receive any income at the time an option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of an option is exercised, the participant will be deemed to have received ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the shares received on the exercise of the option. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the participant.

Incentive Stock Options. A participant will not be deemed to receive any income at the time an option is granted, nor when it is exercised. After exercise, provided the participant satisfies certain holding period and other requirements, the profit (if any) made on sale of the shares received upon exercise would generally be taxable as long-term capital gain. The Company generally would not be entitled to a U.S. federal income tax deduction in any amount related to the grant or exercise of an incentive stock option, or upon the sale of the shares received upon exercise, except that certain deductions may be available to the Company if the participant fails to satisfy certain holding period and other requirements.

SARs. A participant will not be deemed to receive any income at the time an SAR is granted, nor will the Company be entitled to a deduction at that time. However, when any part of the SAR is exercised, the participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the amount of cash received, and the Company will be entitled to a tax deduction in an equal amount.

Restricted Stock. The participant receiving restricted stock generally will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of continued service requirements, performance-based vesting targets or other conditions that must be satisfied. The recipient will generally recognize ordinary income and be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed, unless the participant elects to be taxed at grant on the value of the shares of stock delivered at that time in accordance with Section 83(b) of the Internal Revenue Code. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the participant.

Restricted Stock Units. The participant receiving restricted stock units will not recognize taxable income at the time of grant. The recipient will generally recognize ordinary income and be subject to wage and employment tax withholding when the award is settled after the substantial risk of forfeiture expires or is removed, unless the cash to be paid or shares of stock to be delivered are deferred until a date subsequent to the vesting date, in accordance with Section 409A of the Internal Revenue Code. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to the amount of ordinary income realized by the participant.

Effective Date and Termination of the 2023 Plan

Assuming the 2023 Plan is approved by shareholders on May 12, 2023, it will continue in effect until May 12, 2033, unless sooner terminated.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE APPROVAL OF THE 2023 LONG TERM INCENTIVE PLAN.

Pay versus Performance (PvP) Disclosures

Compensation Actually Paid (CAP)

					Value of initial fixed $100 investment based on :

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return ($)	Peer Group Total Shareholder Return	Net Income ($ million)	Adjusted EBITDA ($ million)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,660,482	$5,412,851	$1,763,694	$1,971,105	134.28	113.29	96.5	253.5
2021	$4,725,711	$5,284,446	$1,737,959	$2,056,415	119.3	108.68	118.5	250.9
2020	$3,714,562	$3,686,996	$1,671,398	$1,606,676	98.09	102.37	98.6	251.9

Column (b). Reflects the total compensation amounts reported in the Summary Compensation Table for our President and CEO, A. William Higgins, for the years shown.

Column (c). “Compensation actually paid” to our CEO in each of 2020, 2021 and 2022 reflects the respective amounts shown in Column (b) of the table above, adjusted as set forth in the table below, as required by SEC rule.

Year	2020	2021	2022
CEO	Higgins	Higgins	Higgins

SCT Total Compensation ($)	$3,714,562	$4,725,711	$4,660,482

Less: Stock Award Values reported in SCT for the applicable year ($)	$1,700,000	$2,000,000	$2,200,000

Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$1,672,434	$2,216,367	$2,522,129

Change in Fair Value of outstanding unvested stock awards from prior years ($)	$—	$342,368	$442,425

Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$—	$—	$(12,185)

Less: Fair value of Stock Awards forfeited during the applicable year	$—	$—	$—

Less: Aggregate change in Actuarial Present Value of accumulated pension benefit	$—	$—	$—

Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—

Compensation Actually Paid	$3,686,996	$5,284,446	$5,412,851

Column (d). Reflects the average total compensation amounts reported in the Summary Compensation Table for all NEOs other that President and CEO, A. William Higgins. For all applicable years, our non-CEO NEOs were Stephen Nolan, Daniel Halftermeyer, Greg Harwell and Joseph Gaug.

Column (e). Average “Compensation actually paid” to our CEO in each of 2020, 2021 and 2022 reflects the respective amounts shown in Column (b) of the table above, adjusted as set forth in the table below, as required by SEC rule.

Year	2020	2021	2022
	(Average)	(Average)	(Average)

SCT Total Compensation ($)	$1,671,398	$1,737,959	$1,763,694

Less: Stock Award Values reported in SCT for the applicable year ($)	$481,304	$545,079	$630,813

Plus: YE Fair Value of Stock Awards granted in the applicable year ($)	$467,851	$603,614	$723,158

Change in Fair Value of outstanding unvested stock awards from prior years ($)	$(19,525)	$161,065	$123,341

Change in Fair Value of Stock Awards from prior years that vested in the applicable year ($)	$(31,744)	$98,856	$—

Less: Fair value of Stock Awards forfeited during the applicable year ($)	$—	$—	$8,275

Less: Aggregate change in Actuarial Present Value of accumulated pension benenfit ($)	$—	$—	$—

Plus: Aggregate Service cost and prior year costs for pension benefit	$—	$—	$—

Compensation Actually Paid	$1,606,676	$2,056,415	$1,971,105

Column (f). For the relevant year, represents the cumulative total shareholder return (TSR) for the Company for the measurement period ending December 31, 2022, 2021 and 2020, respectively. TSR assumes that $100 was invested on December 31, 2019, and that dividends for reinvested when and as paid.

Column (g). For the relevant year, represents the cumulative total shareholder return (TSR) for the Company’s compensation benchmarking peer groups. For 2022, this group is the same group identified on page 29. However, prior to 2022, the benchmarking peer group consisted of: Aerojet Rocketdyne Holdings Inc, Barnes Group Inc, Curtiss-Wright Corp, Donaldson Company Inc, Esco Technologies Inc, Glatfelter Corp, Heico Corp, Hexcel Corp, Kadant Inc, Kaman Corp, Mativ Holdings Inc, Teledyne Technologies Inc, Trimas Corp and Woodward Inc. The TSRs shown reflect the differing peer groups for the applicable periods.

Column (h). Reflects “Net Income” as shown in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

Column (i). AIN Adjusted EBITDA was chosen as the “company selected financial metric” as it is the most heavily weighted of the annual performance measurement metric used in our executive compensation program (see pp. 32-33).

For the purposes of this disclosure, it is presumed that performance achievement level will be at target for any unvested performance shares (see page__). No dividends are paid or accrued on any unvested equity awards. No adjustments were made relative to pension benefits, as Mr. Halftermeyer is the only PEO or NEO who participates in a defined benefit pension plan. As a non-U.S. citizen, Mr. Halftermeyer participates in foreign pension schemes, and the costs of his retirement benefits are paid through defined premium costs which are already included in his summary compensation table totals.

The four items listed below represent the most important performance metrics we use to determine Compensation Actually Paid for 2022 as further described in our Compensation Discussion and Analysis with the sections title “Executive Compensation Earned” (see page 32). The definitions of these metrics are set forth in Exhibit A to the Proxy Statement.

Most Important Performance Metrics
•AIN Adjusted EBITDA
•MC Adjusted EBITDA
•AEC Adjusted EBITDA
•AIN TRIR

Relationship between “Compensation Actually Paid” and Performance
The graphs below show the relationship of “compensation actually paid” to our CEO and other named executive officers in 2020, 2021 and 2022 to (1) the TSR or both the Company and our compensation peer benchmarking groups, (2) the Company’s net income, and (3) the Company’s adjusted EBITDA.

ITEM 6

ADOPTION OF THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Elimination of the Company’s Class B Common Stock

Our Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on June 2, 2015 (the “Existing Certificate of Incorporation”), authorizes two classes of common stock, our Class A Common Stock and our Class B Common Stock. Among other things, the Class B Common Stock is entitled to ten (10) votes per share at meetings of our stockholders (or with respect to actions by written consent of our stockholders). Each share of the Class B Common Stock may generally be converted, at the holder’s option, into one share of Class A Common Stock which is entitled to one vote per share at meetings of our stockholders (or with respect to actions by written consent of our stockholders). Our Existing Certification of Incorporation provides that any transfer of Class B Common Stock that does not qualify as one of the categories of “Permitted Transfers” enumerated therein will result in the automatic conversion of any such shares of Class B Common Stock into Class A Common Stock. Permitted Transfers were intended to permit holders of Class B Common Stock to transfer shares among themselves and to family members and trusts and other entities in order to enable estate and tax planning of families holding shares of Class B Common Stock, but to restrict the transfer of the voting power of the Class B Common Stock by prohibiting any such transfer to unrelated third parties without a concomitant conversion of such shares into Class A Common Stock.

As previously disclosed, following the conversion and sale on August 10, 2021 by Standish Family Holdings LLC and the J.S. Standish Company (together, the “Standish Family”) of all of their shares of Class B Common Stock, only 1,154 shares of Class B Common Stock remained outstanding. Subsequent to the conversion and sale of the Class B Common Stock held by the Standish Family, the remaining holders of Class B Common Stock elected to convert their shares of Class B Common Stock into Class A Common Stock and as a result, there are currently no outstanding shares of the Class B Common Stock. The issuance, sale or distribution by the Company of any shares Class B Common Stock requires the affirmative vote of a majority of outstanding shares of Class A Common Stock. The Company has no intention of seeking stockholder approval for the issuance, sale or distribution of any shares of Class B Common Stock, and feels that such issuance, sale or distribution would not be in the best interest of its stockholders. Instead, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of its stockholders to eliminate the Company’s Class B Common Stock and therefore to eliminate its existing two-class common stock structure, and has unanimously approved the proposed amendments to our Existing Certificate of Incorporation in order to simplify the Company’s equity capital structure and preserve the greater alignment of economic interests and voting rights of all shareholders that resulted from the conversion and sale of the Class B Common Stock previously held by the Standish Family and other holders.

As a result, we are recommending the adoption by our stockholders of a further amended and restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) which will eliminate the Class B Common Stock and result in the Company having a single class of voting common stock.

The full text of the Second Amended and Restated Certificate of Incorporation is attached hereto as Exhibit “C-1”. For convenience, a copy of the Second Amended and Restated Certificate of Incorporation showing changes from the Existing Certificate of Incorporation, with deleted text shown in strikethrough and added text shown as double-underlined, is attached hereto as Exhibit “C-2”. This summary is qualified in its entirety by reference to Exhibits “C-1” and “C-2”.

The Board has unanimously approved, adopted and declared advisable the proposed Second Amended and Restated Certificate of Incorporation and recommends that it be adopted by the Company’s stockholders.

Vote Required

Vote of the Common Stock

Under Sections 242 and 245 of the General Corporation Law of the State of Delaware, the adoption of the Amended and Restated Certificate of Incorporation to eliminate the Class B Common Stock and the Company’s existing two-class common stock structure requires the affirmative vote of the holders of a majority of the voting power of our Class A Common Stock and Class B Common Stock outstanding on the record date and entitled to vote thereon, voting together as a single class. As there are currently no shares of Class B Common Stock outstanding, and will be no shares of Class B Common Stock outstanding as of the record date, the proposed amendment requires an affirmative vote of the holders of a majority of the voting power of the Class A Common Stock outstanding on the record date and entitled to vote thereon.

Separate Vote of Class B Common Stock

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, if there were shares of Class B Common Stock outstanding, the adoption of the Second Amended and Restated Certificate of Incorporation would separately require the approval of the holders of a majority of the outstanding shares of Class B Common Stock. However, as stated above, there are currently no outstanding shares of the Class B Common Stock and there will be no shares of Class B Common Stock outstanding as of the record date. Accordingly, no separate class vote of the Class B Common Stock is required in order to approve the Second Amended and Restated Certificate of Incorporation.

Because the affirmative vote to approve the adoption of the Second Amended and Restated Certificate of Incorporation is based upon the voting power of all outstanding Class A Common Stock, if you fail to submit a proxy and do not vote in person at the Annual Meeting, or if you vote “Abstain” or if you do not provide your brokerage firm with voting instructions, it will have the same effect as a vote “Against” the proposal to approve the adoption of the Second Amended and Restated Certificate of Incorporation. For more information on the number of votes entitled to be cast at the meeting, see the section entitled “Voting Procedures” above.

The Second Amended and Restated Certificate of Incorporation will become effective upon the filing thereof with the Delaware Secretary of State. The Company expects to file the Second Amended and Restated
Certificate of Incorporation promptly following the 2023 annual meeting, assuming this proposal is approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE APPROVAL OF THE ADOPTION OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to us and written representations by such persons that no other reports were required, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2022.

Share Ownership
As of the close of business on March 1, 2023, each of the directors, director nominees, and Named Executive Officers, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned	Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned	Percent of Outstanding Class B Common Stock

Erland E. Kailbourne	46,875	(a)	–	–
John R. Scannell	18,202	(a)	–	–
Katherine L. Plourde	14,644	(a)	–	–
A. William Higgins	37,686	(a)	–	–
Kenneth W. Krueger	9,434	(a)	–	–
Mark J. Murphy	7,753	(a)	–	–
J. Michael McQuade	5,405	(a)	–	–
Christina M. Alvord	1,467	(a)	–	–
Russell E. Toney	1,100
Stephen M. Nolan	13,957	(a)	–	–
Daniel A. Halftermeyer	56,235	(a)	–	–
Gregory N. Harwell	6,505	(a)	–	–
Joseph M. Gaug	3,358	(a)	–	–
All officers and directors as a group	238,341	(a)	–	–

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security.

(a)    Ownership is less than 1%.

The following persons have informed us that they were the beneficial owners of more than five percent of our outstanding shares of Class A Common Stock as of December 31, 2022:
5% Beneficial Owners of Class A Common Stock

Name(s)(a)	Reported Shares of Company’s Class A Common Stock Beneficially Owned*		Percent of Outstanding Class A Common Stock
BlackRock, Inc.	4,828,674	(b)	15.50%
The Vanguard Group	3,442,049	(c)	11.07%
EARNEST Partners, LLC	2,854,183	(d)	9.20%
Kayne Anderson Rudnick Investment Management LLC	1,716,886	(e)	5.52%

(a)
Addresses of the beneficial owners listed in the above table are as follows: BlackRock, Inc., 55 East 52nd Street, New York, NY 10055; and The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355; and EARNEST Partners, LLC, 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309; and Kayne Anderson Rudnick Investment Management LLC, 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(b)
Represents shares beneficially owned by BlackRock, Inc. and one or more affiliates, including BlackRock Fund Advisors. BlackRock, Inc. and/or one or more of such entities has the sole power to vote or direct the vote of 4,765,281 such shares, and sole power to dispose or direct the disposition of all such shares.

(c)
Represents shares reported as beneficially owned by The Vanguard Group, in its capacity as investment adviser. The Vanguard Group has shared voting power as to 27,630 such shares, shared dispositive power with respect to 55,209 such shares, and sole power to dispose or direct the disposition of 3,386,840 such shares.

(d)
Represents shares beneficially owned by EARNEST Partners, LLC in its capacity as investment adviser. EARNEST Partners, LLC has sole power to vote or direct the vote of 2,233,308 such shares, and sole power to dispose or direct the disposition of all such shares.

(e)
Represents shares beneficially owned by Kayne Anderson Rudnick Investment Management LLC., in its capacity as an investment adviser. Kayne Anderson Rudnick Investment Management LLC has shared power to vote or direct the vote, and to dispose or direct the disposition of 438,031 such shares, sole power to vote or direct the vote of 1,028,490 such shares, and sole power to dispose or direct the disposition of 1,278,855 such shares.

SHAREHOLDER COMMUNICATIONS
It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

AVAILABLE INFORMATION
The Company's Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Controller, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company's website (www.albint.com).

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company's Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm's-length and in the ordinary course, the direct or indirect nature of the related person's interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

STOCKHOLDER PROPOSALS

The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal, and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Proxy Rules”). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules, and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.
Proposals of stockholders that are intended to be presented at the Company’s 2024 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire 03867, not later than December 1, 2023 in order to be considered for inclusion in the Company’s proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.
In addition, management proxies for the 2022 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 14, 2023, or if such proposal has been properly excluded from such proxy statement and form of proxy.
OTHER MATTERS

The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.
The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.
Joseph M. Gaug

Secretary

March [___], 2023

EXHIBIT A – SUPPLEMENT TO COMPENSATION DISCUSSION AND ANALYSIS

Supplement to Compensation Discussion and Analysis
The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading “Performance Award Metrics and Goals” beginning on
Definitions relating to the 2022 APP and MPP Performance Awards
“2022 AIN Adjusted EBITDA” — the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for 2022, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2022 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“AIN TRIR” — the Total Recordable Incident Rate applicable to the entire Company for 2022. A recordable incident shall be any incident that is work-related and results in injury, illness or death after applying the Occupation Safety and hazard Administration’s (OSHA) guidelines for work-relatedness and recordability. The TRIR shall be the number of recordable incidents per hundred employees per year, calculated as the actual number of recordable incidents in the year times the quotient of 200,000 divided by the actual hours worked by all employees in 2022, with 200,000 being the approximated hours worked by 100 employees in a year.

“AIN Compliance/Control Failures” - shall refer to the company-wide financial controls report briefed to the Audit Committee each quarter. If, at during any quarter a Material Weakness is identified (for the first time – i.e., not rolled over from a prior quarter), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during any quarter, yet two or more Significant Deficiencies are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses are identified for the first time during any quarter, yet only one Significant Deficiency is identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 150%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 200%.
“AIN Compliance/Controls Testing” - shall refer to the status of the identification and remediation of any company-wide High or Medium findings in the Company’s internal audit reports issued during the Performance Period.  To achieve a Performance Metric Percentage attainment of 50%, no more than five High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than five, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High finding identified during the year. If there are less than three, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (three High findings) and 200% (zero High findings).
“2022 MC Adjusted EBITDA” — the amount reported as “Net Income” for the Global Machine Clothing business segment in the Company’s Consolidated Statement of Income for 2022, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2021 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“MC Compliance/Control Failures” - shall refer to the any failures with in MC financial controls report briefed to the Audit Committee each quarter. If, at during any quarter a Material Weakness is identified (for the first time – i.e., not rolled over from a prior quarter), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during any quarter, yet one or more Significant Deficiencies are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 200%.
“MC Compliance/Controls Testing” - shall refer to the status of the identification and remediation of any High or Medium findings withing MC in the Company’s internal audit reports issued during the Performance Period.  To achieve a Performance Metric Percentage attainment of 50%, no more than three High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than three, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High findings identified during the year. If there are less than two, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (two High findings) and 200% (zero High findings).
“2022 AEC ADJUSTED EBITDA” - the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for 2022 attributable to the AEC business segment, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2021 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.
“AEC Compliance/Control Failures” - shall refer to the any failures within AEC financial controls report briefed to the Audit Committee each quarter. If, at during any quarter a Material Weakness is identified (for the first time – i.e., not rolled over from a prior quarter), then the Performance Metric Percentage attainment shall be 0%. If no Material Weaknesses are identified for the first time during any quarter, yet one or more Significant Deficiencies are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 100%. If no Material Weaknesses, nor any Significant Deficiencies, are identified for the first time during any quarter, then the Performance Metric Percentage attainment shall be 200%.
“AEC Compliance/Controls Testing” - shall refer to the status of the identification and remediation of any High or Medium findings withing AEC in the Company’s internal audit reports issued during the Performance Period.  To achieve a Performance Metric Percentage attainment of 50%, no more than three High/Medium findings shall be behind schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. To achieve a Performance Metric Percentage attainment of 100%, no High/Medium findings shall be overdue at the end of the year, irrespective of the number of findings. If there are less than three, but not zero, overdue findings at the end of the year, the Performance Metric Percentage attainment shall be prorated between 50% and 100%. To achieve a Performance Metric Percentage attainment of 200%, no High/Medium findings shall be overdue at the end of the year and there shall have been no High findings identified during the year. If there are less than two, but not zero, High findings during the year and the other requirements for a Performance Metric Percentage attainment of 100% shall have been met, then the Performance Metric Percentage attainment shall be prorated between 100% (two High findings) and 200% (zero High findings).
“Aggregate AIN Adjusted EBITDA” — the aggregate of amount of AIN Adjusted EBITDA (as defined above) reported in 2022, 2023, and 2024.
“Aggregate MC Adjusted Reported EBITDA” — the aggregate amount of MC Adjusted Reported EBITDA (as defined above) reported in 2022, 2023, and 2024.
“Aggregate AEC Adjusted EBITDA” - the aggregate amount of AEC Adjusted Reported EBITDA (as defined above) reported in 2022, 2023, and 2024.

Definitions relating to the 2020 MPP Awards
“Aggregate AIN Adjusted EBITDA” - shall equal the total of AIN Adjusted EBITDA in 2020, plus AIN Adjusted EBITDA in 2021, plus AIN Adjusted EBITDA in 2022. For the purposes of this metric, AIN Adjusted EBITDA for each year shall be equal to the amount reported as “Net Income” in the Company’s Consolidated Statement of Income for the applicable year, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2020 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate; (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs (collectively, the “Adjustments”).
“Aggregate MC Adjusted Reported EBITDA” - shall equal the total of MC Adjusted Reported EBITDA in 2020, plus MC Adjusted Reported EBITDA in 2021, plus MC Adjusted Reported EBITDA in 2022. For the purposes of this metric, MC Adjusted Reported EBITDA for each year shall be equal to the amount reported as “Net Income” for the Global Machine Clothing business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments stated above, as applicable.
“Aggregate AEC Adjusted Reported EBITDA” - shall equal the total of AEC Adjusted Reported EBITDA in 2020, plus AEC Adjusted Reported EBITDA in 2021, plus AEC Adjusted Reported EBITDA in 2022. For the purposes of this metric, AEC Adjusted Reported EBITDA for each year shall be equal to the amount reported as “Net Income” for the AEC business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted according to the Adjustments stated above, as applicable.

EXHIBIT B – Albany International 2023 Long Term Incentive Plan

As approved by the Board on February 24, 2023.

ALBANY INTERNATIONAL CORP. 2023 LONG TERM INCENTIVE PLAN

1.Purpose. The purpose of the 2023 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Albany International Corp., a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors, consultants, and other individual service providers, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.

2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

a.“Affiliate” means, with respect to any person or entity, any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
b.“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, as amended or any successor accounting standard.
c.“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
d.“Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
e.“Board” means the Board of Directors of the Company.
f.“Cash Award” means an Award denominated in cash granted under Section 6(i).
g.“Cause” means “cause” (or a term of like import) as defined in an Award Agreement or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), Cause shall be deemed to exist upon the occurrence of any of the following, as determined by the Committee in its sole discretion: (i) the conviction of Participant for, or the entry of a plea of guilty or nolo contendere by Participant to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of Participant that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of Participant’s duties; (iii) Participant’s willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the

Company (including, without limitation, breach by the Participant of this Agreement), except in cases involving Participant’s mental or physical incapacity or disability; (iv) Participant’s willful violation of the Company’s Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of Participant’s duties; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by Participant; (vi) Participant undertaking a position in competition with Company; (vii) Participant having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) Participant having wrongfully and substantially enriched himself or herself at the expense of the Company.
h. “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date: (i) a change of ownership of the Company as a result of one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquiring ownership of Stock of the Company that, together with Stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Stock of the Company, provided, however, that the acquisition of additional Stock by a person or group who already owns 50% of the total fair market value or total voting power of the Stock of the Company shall not be considered a Change in Control; (ii) notwithstanding that the Company has not undergone a change in ownership as described in subsection (i) above, there is a change in the effective control of the Company as a result of either (a) one person, or more than one person, acting as a group, acquiring (or having acquired during the 12 month period ending on the date of the most recent acquisition) ownership of Stock of the Company possessing 30% or more of the total voting power of the Stock of the Common, or (b) a majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election, provided, however, that in either case the acquisition of additional control by a person or group who already is considered to effectively control the Company shall not be considered to a Change in Control; or (iii) there is a change in ownership of a substantial portion of the Company’s assets as a result of one person, or more than one person acting as a group, acquiring (or having acquired during the 12 month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition or acquisitions, provided, however, that there is no Change in Control if the transfer of assets is to the shareholders of the Company or an entity controlled by the shareholders of the Company. Any definition of Change in Control that may be set forth in any Award shall conform to the requirements of Section 409A of the Code, to the extent such Award is subject thereto.
i. “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(i), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(i) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
j.“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
k.“Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
l.“Disability” means “disability” (or a term of like import) as defined in an Award Agreement or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “disability” (or a term of like import), Disability shall be deemed to exist if (i) by reason of mental or physical illness the Participant has not performed his or her duties for a period of six consecutive months; or (ii) the Participant does not return to the performance of his or her duties within thirty days after written notice is given by Company or one of its subsidiaries that the Participant has been determined by the Committee to be “Disabled” under the Company’s long term disability policy.
m.“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
n.“Effective Date” means May 12, 2023.
o.“Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any Affiliate, and any other person who provides services to the Company or any Affiliate, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A. l(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
p.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
q.“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
r.“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
s.“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
t.“Nonstatutory Option” means an Option that is not an ISO.

u.“Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.
v.“Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
w.“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
x.“Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
y.“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
z.“Restricted Stock Unit” or “RSU” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
aa.“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
ab.“Stock Appreciation Right” or “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
ac.“SEC” means the Securities and Exchange Commission.
ad.“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
ae.“Stock” means the Company’s Class A Common Stock, par value $0.0001 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
af.“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
ag.“Substitute Award” means an Award granted under Section 6(j).

3.Administration.

a.Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
i.designate Eligible Persons as Participants;
ii.determine the type or types of Awards to be granted to an Eligible Person;
iii.determine the number of shares of Stock or amount of cash to be covered by Awards;
iv.determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
v.modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;

vi.determine the treatment of an Award upon a termination of employment or other service relationship;
vii.impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
viii.interpret and administer the Plan and any Award Agreement;
ix.correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
x.make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant. The Committee’s determinations need not be uniform with respect to Participants, and need not apply consistently across Awards.

b.Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.

c.Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(l) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

d.Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

e.Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any Affiliate operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.Stock Subject to the Plan.

a.Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, the number of shares of Stock that may be covered by Awards granted under the Plan shall be the sum of: (i) 1,000,000 shares of Stock, (ii) the number of shares remaining available for issuance under the Company’s 2017 Incentive Plan (the “Prior Plan”) that are not the subject of outstanding Awards as of the Effective date, and (iii) any shares of Stock subject to outstanding Awards under the Prior Plan as of the Effective Date that become available for issuance in accordance with the share counting provisions of such Prior Plan. The following shares of Stock may not again be available for issuance as Awards: (x) shares of Stock not issued or delivered as a result of the net settlement of an outstanding SAR or Option; (y) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Award; or (z) shares of Stock repurchased on the open market with the proceeds of an Option exercise price. The Share Reserve shall be available for the issuance of shares upon the exercise of ISOs.

b.Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including shares forfeited with respect to Restricted Stock) shall not be considered “delivered shares” under the Plan and shall be available for delivery with respect to Awards. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.

c.Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 4(a), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).

d.Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.Eligibility; Award Limitations for Non-Employee Members of the Board.

a.Awards may be granted under the Plan only to Eligible Persons.

b.In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards for such individual’s service on the Board having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $750,000; provided, that for any calendar year in which a non-employee member of the Board (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards may be granted to such non-employee member of the Board in excess of such limit; provided, further, that the limit set forth in this Section 5(b) shall be applied without regard to (A) cash fees paid to a non-employee member of the Board during such calendar year (or grants of Awards, if any, made to a non-employee member of the Board in lieu of all or any portion of such cash fees) or (B) grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a director of the Company.

6.Specific Terms of Awards.

a.General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including subjecting such awards to service- or performance-based vesting conditions. Without limiting the scope of the preceding sentence, with respect to any performance-based conditions, (i) the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and (ii) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified subsidiaries, business or geographical units or operating areas of the Company, (iii) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (iv) any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.

b.Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:

i.Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant).

ii.Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued based on the Stock’s Fair Market Value as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
iii.ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

c.SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
i.Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
ii.Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.
iii.Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
iv.Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

d.Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

i.Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
ii.Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting of the associated Award of Restricted Stock. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

e.Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:

i.Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
ii.Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

f.Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

g.Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Except as expressly provided in an Award Agreement, no Dividend Equivalents shall be payable under the Plan.

h.Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine.

i.Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

j.Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules, Section 424 of the Code and the Guidance and regulations promulgated thereunder, if applicable, and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).

7.Certain Provisions Applicable to Awards.

a.Limit on Transfer of Awards.

i.Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
ii.Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
iii.To the extent specifically provided by the Committee and permitted pursuant to Form S-8 and the instructions thereto, an Award may be transferred by a Participant on such terms and conditions as the Committee may from time to time establish; provided, however, that no Award (other than a Stock Award) may be transferred to a third-party financial institution for value.
iv.An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

b.Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

c.Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

d.Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

e.Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

a.Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

b.Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

c.Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

i.If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations. Notwithstanding the foregoing, Awards that already have a right to receive extraordinary cash dividends as a result of Dividend Equivalents or other dividend rights will not be adjusted as a result of an extraordinary cash dividend.
ii.If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding

Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

d.Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

e.Change in Control and Other Events. In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
i.accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
ii.redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
iii.cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
iv.make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).

9.General Provisions.

a.Tax Withholding. The Company and any Affiliate are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including through delivery of previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.

b.Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

c.Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of any court located in Delaware.

d.Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein: provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

e.Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

f.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

g.Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.

h.Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

i.Facility: of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

j.Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the

Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.

k.Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

l.Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date or as otherwise required by applicable law, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and any listing standards promulgated by the New York Stock Exchange and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

m.Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

n.Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

10.Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan, or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
EXHIBITS C-1 – Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALBANY INTERNATIONAL CORP.

(Originally incorporated on July 24, 1987
under the name ALBINT INC.)

ARTICLE I - NAME

The name of the corporation (hereinafter referred to as “the Corporation”) is Albany International Corp.

ARTICLE II - REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III - PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV - CAPITAL STOCK

Section 1.    Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue shall be One Hundred and Two Million (102,000,000), consisting of One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of One-Tenth of One Cent ($.001) per share and Two Million (2,000,000) shares of Preferred Stock having a par value of Five Dollars ($5.00) per share.

Section 2.    Class A Common Stock.

a.    Voting. Except as otherwise provided in Section 4 of this Article IV and except as required by law or as determined by the Board of Directors pursuant to Section 3 of this Article IV, each outstanding share of Class A Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

b.     Dividends.

Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Class A Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

c.    Liquidation Rights.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or such other provision shall have been made for the holders of the Preferred Stock of each series as may have been determined by the Board of Directors pursuant to its authority to determine, before issuance, the rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation of series of the Preferred Stock, the remaining net assets of the Corporation shall be distributed to holders of Class A Common Stock.

Section 3.     Preferred Stock.

a.    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and to the limitations prescribed by law, the Board of Directors is hereby authorized from time to time prior to the issuance thereof to fix the number of shares which shall constitute each such series and to fix the designation and relative rights, preferences and limitations of such series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the outstanding shares of all series of Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:

i.    the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Two Million (2,000,000);

ii.    the annual dividend rate on shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;

iii.    whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;

iv.    the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or otherwise;

v.    whether shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

vi.    whether the shares of such series shall have voting rights, in addition to the voting rights provided by law or as are set forth in this certificate of incorporation, and, if so, the terms of such voting rights;

vii.    the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

viii.    any other relative rights, preferences and limitations of such series;

ix.    the Board of Directors is authorized from time to time to increase the number of shares constituting any series. For the foregoing purposes, the Board of Directors is hereby authorized to cause the execution of any certificate required by law and the filing of the same in the office of the Secretary of State of the State of Delaware;

x.    subject to the designation and relative rights, preferences and limitations of each series of Preferred Stock, each share of Preferred Stock shall be equal to every other share regardless of series; and

xi.    the shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon may be cumulative.

Section 4.    Voting by Holders of Preferred Stock.

a.    whenever dividends on the Preferred Stock of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not be paid, the holders of the outstanding Preferred Stock of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation, at the next succeeding annual meeting of shareholders (and at each succeeding annual meeting of shareholders thereafter until such right shall terminate as hereinafter provided);

b.    at each meeting of shareholders at which the holders of the Preferred Stock of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Section 4, the presence in person or by proxy of the holders of record of one-third of the total number of shares of the Preferred Stock of all series then issued and outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders as a class;

c.    each director elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 4 shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by such holders and qualified;

d.    in case any vacancy shall occur among the directors elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section 4, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining director theretofore elected by such shareholders, or his successor in office, or by the vote of such shareholders given at a special meeting of such shareholders called for the purpose;

e.    whenever all dividends accrued and unpaid on the Preferred Stock of all series having cumulative dividends shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, and, if dividends on any series of Preferred Stock shall not be cumulative, if and when such dividends shall have been paid regularly for one year or declared and provided for, the right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors as provided in this Section 4 shall terminate at the next succeeding annual meeting of shareholders, but subject always to the same provisions for the vesting of such special right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors in the case of future unpaid dividends as hereinabove set forth; and

f.    in any case in which the holders of the Preferred Stock shall be entitled to vote separately as a single class pursuant to the provisions of this Section 4 or pursuant to law, each holder of Preferred Stock of any series shall be entitled to one vote for each such share held.

ARTICLE V - LIABILITY OF DIRECTORS

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI - BY-LAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to adopt, amend and repeal by-laws of the Corporation not inconsistent with provisions of law or this certificate of incorporation.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this [●] day of [●], 2023.

ALBANY INTERNATIONAL CORP.

By:
Name:
Title:

EXHIBITS C-2 – Second Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ALBANY INTERNATIONAL CORP.
~~It is hereby certified that:~~

~~1. (a) The present name of the corporation (hereinafter called the “corporation”) is ALBANY INTERNATIONAL CORP.~~

~~(b) The name under which the corporation was originally incorporated is ALBINT INC.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is July 24, 1987.~~

~~2. This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the corporation’s Restated Certificate of Incorporation.~~

(Originally incorporated on July 24, 1987 under the name ALBINT INC.)
~~3. The text of the Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.~~

~~IN WITNESS WHEREOF, Albany International Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this 2nd day of June, 2015.~~

~~ALBANY INTERNATIONAL CORP.,~~

~~a Delaware corporation~~

~~By:_____________________________~~

~~Name: Joseph G. Morone~~

~~Title: President and Chief Executive Officer~~

~~Exhibit A~~

~~AMENDED AND RESTATED CERTIFICATE OF INCORPORATION~~

~~OF~~

~~ALBANY INTERNATIONAL CORP.~~

A.~~ARTICLE I~~  - NAME
The name of the corporation (hereinafter referred to as “the Corporation”) is ~~ALBANY INTERNATIONAL CORP~~Albany International Corp.
A.~~ARTICLE II~~  - REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
A.~~ARTICLE III~~  - PURPOSE
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
A.~~ARTICLE IV~~  - CAPITAL STOCK
a.~~Section 1.~~ Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue shall be One Hundred ~~Twenty Seven~~and Two Million (~~127,000,000~~102,000,000), consisting of One Hundred Million (100,000,000) shares of Class A ~~Common Stock having a par value of One-Tenth of One Cent ($.001) per share, Twenty Five Million (25,000,000) shares of Class B~~ Common Stock having a par value of One-Tenth of One Cent ($.001) per share and Two Million (2,000,000) shares of Preferred Stock having a par value of Five Dollars ($5.00) per share.
~~Section 2. Issuance of Capital Stock. Except as otherwise provided in this Article IV, shares of Class A Common Stock, Class B Common Stock and Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of any shareholders of the Corporation.~~

a.~~Section 3.~~ Class A Common Stock ~~and Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall have relative voting, dividend, liquidation and other rights, powers and limitations as set forth below:~~.
~~a. Voting.~~

~~(i) At every meeting of the shareholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of shareholders),~~

~~(Article IV, Section 3(a), continued)~~

~~each share of Class A Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders’ consent). Except as otherwise required by law or by this certificate of incorporation, Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which common shareholders are entitled to vote, including the election of directors.~~

1.~~(ii)~~Voting. Except as otherwise provided in Section ~~5~~4 of this Article IV and except as required by law or as determined by the Board of Directors pursuant to Section ~~4~~3 of this Article IV, ~~the~~each outstanding share of Class A Common Stock ~~and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, in accordance with the provisions of this Section 3(a).~~shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.
~~(iii) Except as provided in Section 3(a)(iv) of this Article IV, the authorization, issuance, sale or distribution by the Corporation of shares of Class B Common Stock shall require (1) the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and (2) the affirmative vote of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.~~

~~(iv) The affirmative vote of the Class A Common Stock or Class B Common Stock shall not be required for the distribution of Class B Common Stock to the holders of Class B Common Stock in connection with a stock dividend or split up, subdivision, combination or reclassification of shares of common stock of the Company, if Class A Common Stock is concurrently and proportionately distributed to holders of Class A Common Stock (such a distribution of Class A Common Stock to be deemed proportionate hereunder if the number of shares of Class A Common Stock distributed with respect to each share of Class A Common Stock equals the number of shares of Class B Common Stock distributed with respect to each share of Class B Common Stock; such concurrent, proportionate distributions are hereinafter collectively referred to as a “Pro Rata Distribution”).~~

1.~~b.~~ Dividends.
~~(i)~~ Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Class A Common Stock as and when declared by the Board of Directors out of any funds legally available therefor~~; provided, however, that no stock dividend may be paid upon the Class A Common Stock unless such stock dividend is part of a Pro Rata Distribution~~.
~~(ii) Prior to September 1, 1990, no dividends may be paid upon the Class B Common Stock other than a stock dividend which is part of a Pro Rata Distribution.~~

~~(Article IV, Section 3(b), continued)~~

~~(iii) From September 1, 1990 through August 31, 1991, dividends may be paid upon the Class B Common Stock as and when declared by the Board of Directors out of any funds legally available therefor; provided, however, that in no event may the dividend paid per share upon the Class B Common Stock (other than a stock dividend which is part of a Pro Rata Distribution) be less than 50%, nor more than 100%, of the dividend concurrently paid per share upon the Class A Common Stock.~~

~~(iv) From and after September 1, 1991, shares of Class A Common Stock and Class B Common Stock will be treated equally for purposes of dividends except with respect to any stock dividend which is part of a Pro Rata Distribution.~~

~~c. Stock Splits and Other Transactions.~~

~~Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified except as part of a Pro Rata Distribution, except upon the affirmative vote of the Class A Common Stock and the Class B Common Stock, voting as separate classes, as provided in Section 3(a) of this Article IV.~~

~~d. Conversion.~~

~~(i) At any time prior to February 1, 1988 or after August 31, 1990, each share of Class B Common Stock may be converted, at the option of the holder thereof, into one (1) fully paid and non-assessable share of Class A Common Stock, subject to the following provisions:~~

~~(1) Such conversion rights shall be exercised by the surrender, by the record holder of the shares of the Class B Common Stock so to be converted, of the certificate representing such shares during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Class A Common Stock is then duly appointed and acting (“the Transfer Agent”), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof so to convert, and (if so required by the Corporation or by the Transfer Agent) by an instrument or instruments of transfer, in form satisfactory to the Corporation or to the Transfer Agent.~~

~~(2) A conversion of shares of Class B Common Stock hereunder shall be deemed to have occurred at the close of business on the date on which the Corporation or the Transfer Agent has received the certificate or certificates representing such shares, the written notice of election to convert such shares and any instrument or instruments of transfer required by the Corporation or the Transfer Agent, in accordance with the provisions of the immediately foregoing paragraph (1).~~

~~(Article IV, Section 3(d), continued)~~

~~(3) As soon as practicable after a conversion hereunder, the Corporation or the Transfer Agent shall deliver to, and in the name of, the record holder requesting such conversion a certificate or certificates representing shares of Class A Common Stock issuable upon such conversion, without charge for any stamp or similar tax.~~

~~(4) The Corporation shall not be required to convert Class B Common Stock and no surrender of Class B Common Stock shall be effective for that purpose while the stock transfer books of the Corporation are closed for any purpose; but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for conversion immediately upon the re-opening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered in accordance with the provisions hereof.~~

~~(ii) From and after September 1, 1990,~~

~~any share of Class B Common Stock transferred other than in a Permitted Transfer (as defined in Section 3(e) of this Article IV) shall be automatically converted (without any further act), upon such transfer, to a share of Class A Common Stock, whether or not certificates representing such share of Class B Common Stock shall theretofore have been duly surrendered for conversion.~~

~~(iii) The Corporation will at all times reserve, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and non-assessable and not entitled to any preemptive rights.~~

~~(iv) All shares of Class B Common Stock converted pursuant to this Section 3(d) shall thereupon be retired and revert to the status of authorized and unissued shares.~~

~~(v) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on conversion imposed by this Section 3(d).~~

~~e. Transferability.~~

~~(i) Shares of Class A Common Stock are not subject to any restrictions on transfer.~~

~~(Article IV, Section 3(e), continued)~~

~~(ii) Prior to September 1, 1990, shares of Class B Common Stock may not be transferred except in a Permitted Transfer (as defined below). From and after September 1, 1990, shares of Class B Common Stock are not subject to any restrictions on transfer, except that any transfer of such shares other than a Permitted Transfer shall automatically result (without any further act) in conversion of such shares transferred to shares of Class A Common Stock as provided in Section 3(d)(ii) of this Article IV, such automatic conversion to become effective upon such transfer.~~

~~(iii) As used herein, a “transfer” of shares shall include any type of transfer of an interest (direct or indirect, record, beneficial, economic, voting or otherwise) in shares or other~~

~~Equity Interests (including Equity Interests in an entity that holds Class B Common Stock), whether by sale or exchange, by gift, by operation of law, by pledge or encumbrance, or otherwise.~~

~~(iv) As used herein, a “Permitted Transfer” of shares of Class B Common Stock by the holder thereof shall mean any of the following:~~

~~(1) A transfer of such shares to the Corporation.~~

~~(2) A transfer of such shares by the holder thereof to another holder of Class B Common Stock.~~

~~(3) A transfer of such shares resulting from the death of the holder thereof to another holder of Class B Common Stock.~~

~~(4) If such shares are held by a trust, (i) a transfer pursuant to the terms of the governing trust instrument as in effect when the transferred shares were acquired by that trust or (ii) a transfer to another trust which was established by the same settlor or by a parent, grandparent or Permitted Beneficiary of said settlor and which has as its Primary Beneficiaries the settlor and/or one or more of the parents, grandparents or Permitted Beneficiaries of the settlor. For purposes hereof, “Permitted Beneficiary” shall mean, as to any natural person, such person’s spouse, such person’s issue, a spouse of such person’s issue, a whole or half brother or sister of such person and/or a cousin of such person; and “Primary Beneficiaries” shall mean beneficiaries of a trust, other than contingent remaindermen, who have, in the aggregate, a beneficial interest in at least 85% of the income and principal of the trust.~~

~~(5) A bona fide pledge of such shares, provided that any action by the pledgee in the nature of a foreclosure or other transfer shall be subject to all of the restrictions on transfer set forth in this Section 3(e).~~

~~(6) A transfer of such shares by a holder who is a natural person to a Permitted Beneficiary of such holder or to a trust which has as its Primary Beneficiaries such holder and/or one or more Permitted~~

~~(Article IV, Section 3(e), continued)~~

~~Beneficiaries of such holder or to a trust having one or more organizations described in Section 170(c)(2) of the Internal Revenue Code of 1986 (or any successor provision thereto) as an income beneficiary for a fixed period of years and having as its other Primary Beneficiaries such holder and/or one or more Permitted Beneficiaries of such holder.~~

~~(7) A transfer of such shares by the holder thereof to a nominee for such holder; or by a nominee for a holder of such shares to such holder or to another nominee for such holder.~~

~~(8) A transfer of such shares to any one or more of: (i) a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and any lineal ancestor or descendant of such natural person; (ii) a spouse of a natural person who is a holder of Class B Common Stock on the date of this Amended and Restated Certificate of Incorporation and~~

~~any spouse of a lineal ancestor or descendant of such natural person; (iii) a guardian or conservator (in such capacity and for so long as serving in such capacity) for any person identified in clause (i) or (ii) who has been adjudged disabled by a court of competent jurisdiction; (iv) the executor or administrator (in such capacity and for so long as serving in such capacity) of the estate of any person identified in clause (i) or (ii); (v) a trust (or custodial account under a Uniform Transfers to Minors Act or Uniform Gifts to Minors Act of any jurisdiction) of which one or more persons identified in clauses (i) and/or (ii) are the Primary Beneficiaries, and (vi) a corporation, partnership, limited liability company, or other business entity in which all of the capital stock, partnership interests, membership interests or other equity or beneficial interests (each, an “Equity Interest”) are owned by one or more persons or entities identified in clauses (i), (ii),(iii), (iv) and/or (v) (each such person or entity, a “Permitted Holder”), provided that if any Equity Interest of such entity is transferred to any person who is not a Permitted Holder such transfer shall also be a transfer of the shares of Class B Common Stock held by such entity, shall not be a “Permitted Transfer” of such shares and shall be subject to all of the restrictions set forth in this Section 3(e), including the mandatory conversion of such shares into Class A Common Stock as set forth in Section 3(e)(ii).~~

~~(v) Any purported transfer of Class B Common Stock in violation of the provisions of this Section 3(e) shall be null and void and without effect, and the Corporation shall not register any such purported transfer other than to effect the conversion into Class A Common Stock as set forth in Section 3(e)(ii).~~

~~(vi) The Corporation shall, on the certificates representing shares of Class B Common Stock, place a legend referring to the restrictions on transfer imposed by this Section 3(e).~~

~~(Article IV, Section 3(f))~~

1.~~f.~~ Liquidation Rights.
Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled or such other provision shall have been made for the holders of the Preferred Stock of each series as may have been determined by the Board of Directors pursuant to its authority to determine, before issuance, the rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation of series of the Preferred Stock, the remaining net assets of the Corporation shall be distributed to holders of Class A Common Stock ~~and Class B Common Stock ratably as one class~~.
a.~~Section 4.~~ Preferred Stock.
1.~~(i)~~ The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and to the limitations prescribed by law, the Board of Directors is hereby authorized from time to time prior to the issuance thereof to fix the number of shares which shall constitute each such series and to fix the designation and relative rights, preferences and limitations of such series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the outstanding shares of all series of Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, determination of the following:
a.~~(a)~~ the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Two Million (2,000,000);
a.~~(b)~~ the annual dividend rate on shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates;
a.~~(c)~~ whether the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;
a.~~(d)~~ the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund or otherwise;
a.~~(e)~~ whether shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, and, if so, the

~~(Article IV, Section 4(i), continued)~~

terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;
a.~~(f)~~ whether the shares of such series shall have voting rights, in addition to the voting rights provided by law or as are set forth in this certificate of incorporation, and, if so, the terms of such voting rights;
a.~~(g)~~ the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; ~~and~~
a.~~(h)~~ any other relative rights, preferences and limitations of such series~~.~~;
a.~~The~~the Board of Directors is authorized from time to time to increase the number of shares constituting any series. For the foregoing purposes, the Board of Directors is hereby authorized to cause the execution of any certificate required by law and the filing of the same in the office of the Secretary of State of the State of Delaware~~.~~;
a.~~(ii) S~~subject to the designation and relative rights, preferences and limitations of each series of Preferred Stock, each share of Preferred Stock shall be equal to every other share regardless of series~~.~~; and
a.~~(iii) The~~the shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon may be cumulative.
a.~~Section 5.~~ Voting by Holders of Preferred Stock.
1.~~(i) W~~whenever dividends on the Preferred Stock of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not be paid, the holders of the outstanding Preferred Stock of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation, at the next succeeding annual meeting of shareholders (and at each succeeding annual meeting of shareholders thereafter until such right shall terminate as hereinafter provided)~~.~~;

1.~~(ii) At~~at each meeting of shareholders at which the holders of the Preferred Stock of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Section ~~5~~4, the presence in person or by proxy of the holders of record of one-third of the total number of shares of the Preferred Stock of all series then issued and outstanding shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders as a class~~.~~;
1.~~(iii) E~~each director elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section ~~5~~4 shall hold office until the annual meeting of shareholders next succeeding his election and until his successor, if any, is elected by such holders and qualified~~.~~;
~~(Article IV, Section 5(iv))~~

1.~~(iv) In~~in case any vacancy shall occur among the directors elected by the holders of the Preferred Stock of all series voting separately as a single class as provided in this Section ~~5~~4, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining director theretofore elected by such shareholders, or his successor in office, or by the vote of such shareholders given at a special meeting of such shareholders called for the purpose~~.~~;
1.~~(v) W~~whenever all dividends accrued and unpaid on the Preferred Stock of all series having cumulative dividends shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and provided for, and, if dividends on any series of Preferred Stock shall not be cumulative, if and when such dividends shall have been paid regularly for one year or declared and provided for, the right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors as provided in this Section ~~5~~4 shall terminate at the next succeeding annual meeting of shareholders, but subject always to the same provisions for the vesting of such special right of the holders of the Preferred Stock of all series, voting separately as a single class, to elect directors in the case of future unpaid dividends as hereinabove set forth~~.~~; and
1.~~(vi) In~~in any case in which the holders of the Preferred Stock shall be entitled to vote separately as a single class pursuant to the provisions of this Section ~~5~~4 or pursuant to law, each holder of Preferred Stock of any series shall be entitled to one vote for each such share held.

A.~~ARTICLE V~~ - LIABILITY OF DIRECTORS
To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.
A.~~ARTICLE VI~~  - BY-LAWS
In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized to adopt, amend and repeal by-laws of the Corporation not inconsistent with provisions of law or this certificate of incorporation.

IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this [●] day of [●], 2023.

ALBANY INTERNATIONAL CORP.

By:

Name:

Title:

ALBANY INTERNATIONAL VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Erland E. Kailbourne	☐	☐	02 - John R. Scannell	☐	☐	03 - Katharine L. Plourde	☐	☐
04 - A. William Higgins	☐	☐	05 - Kenneth W. Krueger	☐	☐	06 - Mark J. Murphy	☐	☐
07 - J. Michael McQuade	☐	☐	08 - Christina M. Alvord	☐	☐	09 - Russell E. Toney	☐	☐

Proposal	For	Against	Abstain
2. To ratify the Appointment of KPMG LLP as our independent auditor	☐	☐	☐
3. To approve, by nonbinding advisory vote, executive compensation	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. To recommend, by nonbinding vote advisory vote, the frequency of stockholder voting on executive compensation	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 6 5 7 5 7

03S80A

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Company's Proxy Statement and 2023 Annual Report are available at: www.edocumentview.com/AIN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Albany International Corp.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2023

Erland E. Kailbourne and A. William Higgins, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Albany International Corp. to be held virtually on May 12, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, 5 and 6 and 1 YEAR for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Participants in the Company's ProsperityPlus 401(k) Savings Plan have the right to direct Vanguard Fiduciary Trust Company, as Plan Trustee, how to vote shares of Common Stock allocated to their 401(k) plan accounts. If no such direction is given to Vanguard, Vanguard shall interpret this as a direction not to vote any such shares. If properly executed, this proxy shall give the proxies appointed above authority to direct Vanguard to vote the shares in the undersigned's 401(k) account in the manner directed. If this proxy is properly executed but no direction is given, the proxies appointed above shall direct Vanguard to vote such shares FOR all the nominees listed, FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4, and in the discretion of the proxies on any other business as may properly come before the meeting. In order for the Plan Trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 PM Eastern Time on May 8, 2023.

(Items to be voted appear on reverse side)